UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

PhoneBrasil International Inc.

(Exact name of registrant as specified in its charter)

New Jersey	333-174581	33-148545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

21 Omaha Street, Dumont, NJ 07628

(Address of Principal Executive Office) (Zip Code)

201-387-7700

(Registrant’s telephone number, including area code)

c/o Nason Yeager Gerson Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 12, 2021, PhoneBrasil International, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mikab Corporation, a New Jersey corporation (“Mikab”), pursuant to which the Mikab stockholders exchanged their shares of Mikab for shares of Convertible Preferred Stock (the “Preferred Stock”) of the Company (the “Transaction”). Prior to the closing of the Transaction, Mikab entered into a Business Development Agreement (the “Business Development Agreement”) with Novation Enterprises, LLC (“Novation”) pursuant to which Mikab agreed to issue shares of its common stock to Novation. Pursuant to the terms of the Exchange Agreement, the Transaction will take place in two steps: (1) Mikab stockholders are issued 9,000,000 shares of presently outstanding Preferred Stock of the Company constituting approximately 82% of the Company’s outstanding Common Stock on an as-converted basis in exchange for their Mikab Common Stock, and (2) following the increase in authorized Common Stock on or about August 27, 2021, the Company will reclassify the Preferred Stock by exchanging it for newly designated Series A Convertible Preferred Stock (the “Series A”). As part of the reclassification, the former Mikab stockholders will receive 2,969,722.3 shares of Series A representing 94.2% of the Company’s outstanding Common Stock on an as-converted basis without including the Common Stock underlying the Warrants described in “Transactions with Related Persons.” The Preferred Stock issued at the closing will be cancelled. Each share of Series A will be convertible into 500 shares of Common Stock. The Series A will vote with the Common Stock on an as-converted basis until converted.

The Company will file an Amended and Restated Certificate of Incorporation as soon as possible on or after August 27, 2021, which is more than 20 days after the mailing of the Information Statement on Schedule 14C pursuant to rules of the Securities and Exchange Commission (the “SEC”), to increase its authorized Common Stock from 300,000,000 shares to 1,650,000,000 shares (the “Charter Amendment”). At that time, it will also file the necessary Certificate of Designation for the Series A Preferred Stock referred to in this Report.

The Company also intends to file an application with the Financial Industry Regulatory Authority (“FINRA”) to (i) effect a reverse stock split in the range of one-for-25 to one-for-100 (the “Reverse Split”), with the exact amount to be established by the Company’s Board of Directors (the “Board”), and (ii) change the Company’s name to AmeriCrew Inc. Following that approval, the Company also will immediately reincorporate in the State of Delaware.

Prior to execution of the Exchange Agreement, DR Shell LLC, the Company’s then principal stockholder (the “Former Principal Stockholder”) cancelled 9 million shares of its Preferred Stock and the Company reissued those shares to the Mikab stockholders in the first step of the Transaction described above.

The Former Principal Stockholder retained 1,000,000 shares of Preferred Stock which it will exchange as part of the reclassification for its proportional number of Series A shares or approximately 4% of the Company’s Common Stock on an as-converted, post-Transaction basis, which together with its 18,000,000 shares of Common Stock will constitute 5.1% of the Company’s outstanding Common Stock without including the Common Stock underlying the Warrants described in “Transactions with Related Persons.”

The terms of the Exchange Agreement provide that the Company will pay the Former Principal Stockholder $300,000 upon the earlier of completing a financing or December 31, 2021.

Further, subject to compliance with Rule 14f-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), under the Exchange Agreement the Company will expand its Board to five persons and appoint the following as members of the Board: (i) four individuals designated by Mikab, and (ii) one individual designated by the Company.

Mikab expects to acquire selected assets of Novation within 60 days. If it does complete this acquisition, it will pay Novation $1,300,000, which Novation will use to terminate a royalty agreement. Regardless, the Preferred Stock issued to Novation or its designees will not be cancelled.

The Exchange Agreement contained customary indemnification provisions with respect to liabilities and losses arising from a material breach of a representation or warranty contained in the Exchange Agreement.

The foregoing description of the Exchange Agreement and the related transactions consummated and contemplated thereby is qualified in its entirety by the full text of the Exchange Agreement which is filed herewith as Exhibit 10.1.

Form 10 Information

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements within in meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the rollout of our operations in the telecommunications and clean energy sectors following the Transaction, future trends in the industries we serve such as technological, economic and regulatory and customer and government spending developments, the growth of our business and operations through acquisitions or otherwise, the need for and use of proceeds from one or more financings for strategic arrangements and partnerships, our future capital needs and ability to obtain financings and liquidity. Words such as “expect,” “may,” “anticipate,” “intend,” “would,” “plan,” “believe,” “estimate,” “should,” and similar words and expressions identify forward-looking statements. These statements are based on the Company’s estimates, projections, beliefs and assumptions and are not guarantees of future performance.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are discussed in the Risk Factors section of this Report and include, without limitation, our lack of a post-Transaction operating history or financial metrics through which to evaluate us, any inability to successfully integrate the Novation management with our new Mikab operations, our need for and challenges we may face in obtaining the necessary financing to execute our business plan on favorable terms or at all, national and local economic factors including the substantial impact of the COVID-19 pandemic on the economy, unfavorable regulatory or government spending changes, and our ability to scale our operations within the telecommunications industry and expand into the clean energy sector as intended. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the Risk Factors section of this Report.

BUSINESS

Corporate History and Overview

Prior to the closing of the Transaction, the Company was a shell company with nominal assets and liabilities. Mikab and Novation are each service companies engaged in the business of building a national infrastructure involving the installation of rural telecommunication cable, upgrading wireless communications towers and cell sites and going forward providing services to electronic vehicle (EV) charging stations. The Novation management brings to Mikab a unique program with a focus on hiring, training and employing United States military veterans. As a result of the Transaction, the Company operates as a telecommunications and energy infrastructure service provider with a focus on training and employing military veterans to assist customers with their construction and maintenance needs.

Mikab was incorporated in the State of New Jersey in 1971. The Company’s office is located at 21 Omaha Street, Dumont, NJ 07628. It also has a warehouse located at 29 Aladdin Ave Dumont, NJ 07628. The Company now has 25 employees.

Our Business

The Company provides specialty contracting services to market participants in the telecommunications and clean energy industries and infrastructure build throughout the United States. A proportion of our workforce is staffed through a unique in-house program through which we hire and train military veterans to provide construction and maintenance services to our customers. We also hire employees with skill and experience in our fields and use third party independent contractors for our operations.

Our business consists of the following: fiber construction and 5G wireless construction, which are collectively grouped into the broader category of telecommunications infrastructure and consist of construction and maintenance and related services with respect to fiber optic cables, wireless cell towers and 5G small and macro cells, site planning and installation and related services for clean energy systems, with an initial focus on EV charging stations, and workforce development with respect to our unique in-house training program to support the services we provide.

Telecommunications

We supply telecommunications providers with a number of specialty services, including underground cable installation, fiber and wireless construction including cables, small cell, macro cell, and tower construction. We also provide maintenance, inspection, and enhancement services for telecommunications providers’ above and below ground infrastructure. We also assist with planning, and building monopoles, lines, antenna, foundations and microwave technology infrastructure.

As wireless telecommunications technologies continue to shift to 5G, a nationwide trend towards installing equipment and sites in an increasing number of locations across the country is underway. Additionally, a general trend towards faster, more reliable and more widely accessible telecommunications services, including from both wireless and fiber technologies, is also in progress. By cooperating with partners in the industry, we assist customers in expanding and improving their networks, making fast wireless services available to a greater proportion of the population. This includes aiding private customers seeking to expand their network scope and quality and facilitating government-subsidized growth aimed at enabling a greater number of Americans to have access to high-speed internet and phone services, as more fully described below.

Clean Energy

Our operations in the clean energy sector are currently in their infancy but are expected to entail working with strategic partners to establish and expand charging sites for electric vehicles (EV). We also intend to assist with the planning and installation of solar panels and related systems to generate solar-powered clean energy. In addition, we intend to provide maintenance services for new and existing EV charge sites and solar energy systems. We do not expect our clean energy operations to constitute a significant portion of our overall revenue in 2021, and any revenue we do generate from our clean energy operations in our first year is expected to be primarily attributable to EV charge site installations.

Business Strategy

Our strategy is to work with strategic partners to benefit from increased demand for network bandwidth in the United States from both private and public market participants and stakeholders. Developments in consumer and business applications within the telecommunications industry increase demand for greater wireline and wireless network capacity and reliability. Telecommunications network operators are increasingly deploying fiber optic cable and wireless technology deeper into their networks and closer to consumers and businesses in order to respond to consumer demand, competitive realities, and public policy movements.

For example, the federal government continues to invest in telecommunications infrastructure. The Federal Communications Commission (“FCC”) has taken steps to expedite and expand the availability of communications technologies across the country, citing in part the digital divide made apparent by the COVID-19 pandemic and a nationwide shift to remote work as a result. Specifically, rural areas appear to be in greater need of access to digital telecommunications capabilities than the nation’s private and public infrastructure currently allow for. Private sector participants are also constantly attempting to grow and upgrade their networks and develop next generation mobile solutions in response to the significant demand for wireless broadband, driven by the wide use of smart phones, mobile data devices and other technological advances. See “Industries and Current Trends” for more information.

In the clean energy arena, we intend to capitalize on the increasing demand for energy solutions which are better for the environment than traditional sources of energy such as oil and gas. By training, deploying and growing our current labor force and their skillsets in infrastructure services, we intend to help EV, solar and other clean energy technologies expand their reach. As these technologies grow in availability and popularity, we hope to also increase our market share in the clean energy space by teaming with other businesses with experience and relationships with clean energy product manufacturers and providers, helping with the planning, installation and maintenance of source sites.

Labor Force and Veteran Workforce Program

We presently have 25 employees. In addition to hiring previously educated and/or trained individuals from the labor market, we engage in a program with government and private partners through which we hire, train and employ military veterans to help us build telecommunications infrastructure for our customers (the “Veteran Workforce Program”). This program allows us to source labor and maintain a competitive advantage during national or regional labor shortages, while also providing career paths to those who have served our country.

We also contract with independent contractors to manage fluctuations in work volumes and to reduce the amount we expend on fixed assets and working capital. These independent contractors are often small, privately owned companies that provide their own employees, vehicles, tools and insurance coverage. While no individual independent contractor is significant to the Company, as a whole independent contractors constitute a significant portion of our workforce at any given time.

As we grow our operations both organically and/or through strategic acquisitions, management anticipates that we will need to expand our workforce by two or three times its current size during the next 12-18 month period. In connection with our ongoing operations and planned growth efforts, management expects that the Company we will need to rely on a greater proportion of employees and independent contractors with outside training to meet its expected increased operational needs and implement our business strategy. The Company has several strategic Education and Training Partners that the Company believes can significantly scale as the workforce demand increases. A significant portion of the training and certification cost is paid for by several government-funded veteran benefit programs - which we expect will enable more rapid growth in the training of the workforce.

Acquisitions

We plan to pursue acquisitions that management deems to be operationally and financially beneficial for the Company. Factors we may consider when evaluating potential target acquisitions include those that provide incremental revenue, geographic diversification, and complement existing operations. We intend to target companies for acquisition that management believes have profitability or revenue rendering future profitability possible, proven operating histories, sound management and other personnel and certain operational and cost synergies with our Company. Management believes that closing on certain of these acquisitions will be necessary for the Company to achieve its business objectives and attain revenue levels as planned. We cannot assure you that we will be successful consummating any acquisitions or, if we do, if any acquisitions will be successful. For more information about risks regarding acquisitions, see “Risk Factors.”

Industries and Current Trends

As mentioned above, we operate four distinct business segments in the telecommunications and clean energy industries. Below is an overview of each such industry and current trends within them, as well as our current and planned role as a market participant in each space.

Telecommunications

Significant advances in technology and rapid innovation in service offerings to data consumers continue to increase demand for faster and more reliable wireless and wireline/fiber communications network services. The amount of network data traffic is experiencing significant and accelerating levels of growth from increased usage and sophistication of mobile devices, advancements in the “Internet of Things (IoT)” technology and an increase in the use of mobile and remote technologies in response to the COVID-19 pandemic, which has accelerated trends that were already underway prior to the pandemic. Increased data usage is expected to significantly increase data traffic, resulting in the need for new and upgraded networks.

Telecommunications companies are expected to play a large role in shaping the future as next generation 5G wireless technology gains traction among both businesses and consumers. 5G, which is the next generation of wireless and fixed wireless network capacity, is expected to provide a platform for the IoT, which can in turn be applied to a variety of functions and business and governmental applications such as mechanical automation, healthcare, education, and public safety.

In response to these growing opportunities, telecommunications service providers are expanding and improving upon current wireless and wireline/fiber communications network capacity, while also engaging in build-outs of 5G infrastructure. Additionally, changes in telecommunications service providers, such as T-Mobile’s acquisition of Sprint, are further accelerating the build-out of 5G infrastructure. We believe that nationwide 5G tower deployments, along with the deployment of small/micro cells and fiber network expansion by major carriers in support of 5G will lead to significant demand for 5G telecommunications infrastructure in the years to come.

The public sector has also responded to 5G and the growing demand and utility of telecommunications technology by directing funds towards continued infrastructure growth. In January 2020, the FCC announced its Rural Digital Opportunity Fund (“RDOF”). RDOF will make over $20 billion in funding available over the next 10 years to build and connect gigabit broadband speeds in unserved rural areas, thereby connecting millions more American homes and businesses to digital opportunity. In August 2020, the United States Court of Appeals for the Ninth Circuit upheld the FCC’s initiatives to speed deployment of 5G technology in the United States through the Facilitate America’s Superiority in 5G Technology, or “FAST” Plan. The FAST Plan is designed to make more spectrum available to the market and encourage implementation of and investment in 5G technology across the United States by modernizing regulations and updating infrastructure policy. Additionally, in October 2020, the FCC established the 5G Fund for Rural America, which will provide up to $9 billion in funding over the next 10 years to bring 5G wireless broadband connectivity to rural America. Additionally, prospective legislation being considered under the Biden Administration is estimated to add up to $100 billion in federal funding for additional broadband investment and advancement.

We intend to participate in and generate revenue from the expected multi-year broad opportunities in the telecommunications market as described above. This is expected to entail servicing our existing and new customers in the private sector as well as serving the federal, state and local governments as a prime and subcontractor.

Clean Energy

Climate change initiatives and the desire to reduce carbon emissions continued to gain momentum in 2020 and 2021. Demand for clean energy sources continues to grow, with renewable energy sources reporting rising levels of usage and capacity as well as declining costs. Potential new governmental and policy initiatives under current and future legislation and executive orders could drive even further growth in clean energy infrastructure. Additionally, electronic car manufacturers and other companies are researching and developing clean energy technology such as EV to meet growing demands and address concerns over ecological sustainability, and over time such technologies are becoming increasingly affordable for consumers. The Biden Administration has elevated climate change and the federal administrative agencies and legislative opportunities have reacted to this change. Additionally, many transportation and logistics companies (including major names such as Amazon, UPS, FedEx) have committed to begin using electric vehicles in the next 5-10 years.

Growing corporate initiatives for smaller, standalone distributed generation facilities, together with regulatory and other policy initiatives at the federal, state and municipal levels, have spurred demand for clean energy production from sustainable power sources, including electrical power production from renewable sources such as wind, solar and biomass.

The United States appears to be heading toward eliminating the sale of new gas-powered vehicles. For example, in January 2021 General Motors announced its plan to sell only zero-emission vehicles by 2035.

As a result of these trends, we expect a continued demand for construction of clean energy infrastructure in the coming years, including EV charging stations and solar panels. Our goal in the clean energy space is to form strategic partnerships and attract and obtain customers and business relationships to assist in building and servicing the clean energy systems necessary to serve the growing number of clean energy technologies such as EVs and solar technology being deployed in the United States.

Customers

We have relationships with telecommunications providers, including telephone companies, cable multiple system operators, and wireless carriers. Our customer base is highly concentrated, with our top three customers accounting for 84% of our total sales during the fiscal ended December 31, 2020, and our top four customers accounting for 84% of our total sales during the fiscal ended December 31, 2019. Additionally, the telecommunications industry is subject to a general lack of diversity, with only a handful of major wireless carriers known as the “Big 3” - T-Mobile, AT&T, and Verizon Wireless, and the potential for further corporate combinations which would further subject us to anti-competitive risks. For example, in April 2020 T-Mobile consummated a merger with Sprint. Similarly, there are presently only a handful of EV manufacturers, limiting the pool of customers who offer charging stations for EVs from which our operations in the clean energy sector will be originally be based. See “Risk Factors” on beginning on page 10 for more information.

Materials and Supplies

We rely on a variety of raw materials and supplies to perform services under our contracts. We have in the past and may in the future encounter difficulties in obtaining the materials and supplies needed to meet our contractual obligations and generate revenue in the required timeframes, on favorable terms or at all. For example, in late 2020 and continuing in 2021 we have been unable to perform certain projects in a timely manner due to shortages in computer chips which are contained in machines we use. We are unable to quantify the precise impact of these developments on our financial results and customer relationships as of the date of this Report.

A contributing factor to our actual and potential supply shortages and resulting delays is our reliance on a limited number of principal suppliers to provide us with the materials needed to accomplish our objectives with respect to our customer contracts. Our principal suppliers on whom we primarily depend include Talley Inc., Tessco, Commscope, and JMA Wireless.

Cyclicality and Seasonality

The cyclical nature of the telecommunications industry affects demand for our services. The capital expenditure and maintenance budgets of our customers, and the related timing of approvals and seasonal spending patterns, influence our contract revenues and results of operations. Factors affecting our customers and their capital expenditure budgets include, but are not limited to, overall economic conditions, the introduction of new technologies, our customers’ debt levels and capital structures, our customers’ financial performance, our customers’ positioning and strategic plans, and any potential effects from a pandemic caused by COVID-19. Other factors that may affect our customers and their capital expenditure budgets include new regulations or regulatory actions impacting our customers’ businesses, merger or acquisition activity involving our customers, and the physical maintenance needs of our customers’ infrastructure.

Our contract revenues and results of operations exhibit seasonality as we perform a significant portion of our work outdoors. Consequently, adverse weather, which is more likely to occur with greater frequency, severity, and duration during the winter, as well as reduced daylight hours, impact our operations during the fiscal quarters ending in December and March. In addition, a disproportionate number of holidays fall within the fiscal quarter ending in December, which decreases the number of available workdays. Because of these factors, we may be more likely to experience reduced revenue and profitability or losses during the fiscal quarters ending in December and March compared to the fiscal quarters ending in June and September. Because we file reports with the Securities and Exchange Commission (the “SEC”), seasonal trends in our results of operations may subject our Common Stock to significant volume and price fluctuations.

Competition

The specialty contracting services industry in which we operate is highly fragmented and includes a large number of participants which we compete with both directly and indirectly. We compete with several large national and international corporations and numerous regional and privately owned companies, many of which have greater human and capital resources than we do. In addition, a portion of our customers directly perform many of the same services that we provide. Relatively few barriers to entry exist in the markets in which we operate. As a result, any organization that has adequate financial resources, access to technical expertise, and the necessary equipment may become a competitor and the degree to which an existing competitor participates in the markets that we operate may increase rapidly.

Some of our public company competitors include Mastec, Inc., Dycom Industries, Inc., Spectrum Global Solutions, Inc., and Quanta Services, Inc. A significant portion of our revenue is directly and indirectly derived from master services agreements and price is often an important factor in awarding such agreements. Accordingly, our competitors may underbid us and/or our teaming partners if they elect to price their services aggressively to procure such business. Further, while these companies are competitors, in certain circumstances they are also our customers or potential customers. Our competitors may also develop the expertise, experience and resources to provide services that are equal or superior in price, quality or scope to our services, and we may not be able to maintain or enhance our competitive position based on thresholds for margin and profitability that has been established as adequate benchmarks by management. Among the principal competitive factors for our services are geographic presence, quality of service, worker and general public safety, access to resources, price, breadth of service offerings, and industry reputation.

Government Regulations

We are subject to numerous federal, state, and local government regulations, including laws and regulations relating to environmental protection, work-place safety, and other business requirements as summarized below:

Environmental

A significant portion of our operations involve the construction, improvement and maintenance of underground infrastructure for our customers and we often operate in close proximity to pipelines or underground storage tanks that may contain hazardous substances. We could be subject to potential material liabilities in the event we fail to comply with environmental laws or regulations or if we cause or are responsible for the release of hazardous substances or cause other environmental damages. In addition, failure to comply with environmental laws and regulations could result in significant costs including remediation costs, fines, third-party claims for property damage, loss of use, or personal injury, and, in extreme cases, criminal sanctions and penalties.

Workplace Safety

We are subject to the requirements of the federal Occupational Safety and Health Act (“OSHA”) and comparable state statutes that regulate the protection of the health and safety of workers. Our employees and contractors are often required to work on elevated locations such as towers, buildings or in underground areas, which can subject them to dangerous conditions. While we have policies and guidelines in place to protect our personnel from workplace accidents, our failure to comply with OSHA or other workplace safety requirements could result in significant liabilities, fines, penalties, or other enforcement actions and adversely affect our reputation and ability to perform the services that we have been contracted to provide to our customers.

General Business

We are subject to a number of state and federal laws and regulations, including those related to contractor licensing. Additionally, certain of our operations are subject to legal and regulatory requirements related to or arising from licensing, permitting, and inspections applicable to contractors, building and electrical codes, zoning ordinances, and special bidding, procurement and other in connection with our participation in government projects. If we are not in compliance with these laws and regulations, we may be unable to perform services for our customers and may also be subject to fines, penalties, and the suspension or revocation of our licenses and permits.

While we undertake efforts to comply with applicable laws and regulations, any failure to comply with such laws and regulations could result in substantial fines or revocation of our operating licenses and permits, the implication of termination or cancellation rights under our contracts, disqualification from pending or future bidding opportunities, or reputational harm and resulting loss of business opportunities or future revenue. Additionally, the regulatory environment our industry faces and any changes thereto could impact our customers’ projects and demand for our services causing them to experience delays, reductions in scope and cancellations of projects. See “Risk Factors” for more information about the regulatory risks we face.

Corporate Information

Our principal offices are located at 21 Omaha Street, Dumont, NJ 07628. Our telephone number is 201-387-7700. Our website address is www.americrew.com. We have not incorporated by reference into this Memorandum the information that can be accessed through our website and you should not consider such information to be part of this Memorandum.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Investors should carefully consider the following Risk Factors before deciding whether to invest in the Company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties that you should consider before investing in our common stock. Set forth below is a summary of the principal risks we face:

●	We intend to raise capital through the sale of our convertible notes and warrants which will have a dilutive effect on our existing stockholders;

●	Because we require additional capital to execute our business plan and expand our operations, our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects;

●	The Company has a limited operating history on a post-Transaction basis which makes it difficult to forecast our future results, making any investment in us highly speculative;

●	Our inability to successfully execute our acquisition strategy may have an adverse impact on our growth;

●	A large majority of our revenue came from a small number of customers in 2019 and 2020, which subjects us to the risk of lack of diversification;

●	We derive a significant portion of our revenues from master service agreements that may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all;

●	Our business is subject to operational hazards and regulations that can result in significant liabilities, and we may not be insured against all potential liabilities;

●	If we cannot manage our growth effectively, our results of operations would be materially and adversely affected;

●	We are highly dependent on our executive officers, and the loss of them or a failure to attract and retain key personnel could materially harm our business;

●	We and our customers in the telecommunications and clean energy industries are subject to the possibility of consolidation and rapid technological and regulatory change which could adversely affect our financial condition or prospects;

●	The specialty contracting services industry in which we operate is highly competitive; and

●	We may underestimate our costs or staffing needs or the duration of time required for one or more contracts, which could hinder our ability to realize profits or harm our work product and reputation.

Risks Related to Our Business and Financial Condition in General

The Company has a limited operating history on a post-Transaction basis which makes it difficult to forecast our future results, making any investment in us highly speculative.

While each of Mikab and Novation had operations prior to the Transaction, we have no operating history following the Transaction from which to evaluate our prospects. Most importantly, our two most senior executive officers come from Mikab and Novation, so our operations going forward are subject to ordinary integration risks where two companies and two cultures are combined. Further, while Mikab and Novation have operated in the telecommunications sector prior to the Transaction, neither company has operated in the clean energy space, making our expectations and projections with respect to that business segment particularly speculative. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our budget plans and estimates of future revenue. Additionally, our current revenue projections are based largely on customer and partner relationships and contracts that are still the subject of negotiation and in some cases are pending government funding and bidding processes, the results of which remain uncertain. Similarly, if we are able to sell $15,000,000 of convertible notes, we intend to use up to $8 million of the proceeds to acquire other operating businesses in our segments or related segments to facilitate strategic growth and build our market presence and revenue potential. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations or plan of operations or acquisitions. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations and growth process. Due to these contingencies, we may be unable to achieve or maintain profitability in some or all of our business segments in a timely manner or at all, in which case you could lose all or some of your investment.

We will need significant additional capital, which may not be available to us on acceptable terms, or at all.

We will require additional capital to achieve our operational and acquisition goals during the next 12 months and for general corporate purposes. We are relying upon the sale of the convertible notes. While we have had a series of virtual meetings and calls with a broker-dealer and certain investors, we do not have any agreements and it is possible we may not close the proposed offering. If we are unable to close that offering, we may seek additional funding through a combination of equity and debt financings. The terms of any financing may adversely affect the holdings or the rights of our stockholders. The issuance of additional shares by us, or the possibility of such issuance, may cause the market price of our shares to decline. In addition, any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to raise additional capital sufficient to meet our current growth goals, we may have to abandon our plans in certain regions or with respect to certain target companies, partnerships or contracts. There can be no assurance that such funding will be available to the Company in the amount required at any time or, if available, that it can be obtained on terms satisfactory to the Company.

Our inability to successfully execute our acquisition strategy may have an adverse impact on our growth and on your investment in us.

Our business strategy contemplates expanding our presence in the industries we serve through strategic acquisitions of companies that complement or enhance our business. We will be highly reliant on funds received from one or more securities offerings in near future to achieve these acquisitions and resultant growth in our business, although we may use our Common Stock or Preferred Stock in connection with any acquisitions. Even we if raise sufficient capital to be positioned to make acquisitions, we may be unable to find suitable acquisition candidates or to complete acquisitions on favorable terms, if at all. The number of acquisition targets that meet our criteria may be limited. We may also face competition for acquisition opportunities, and other potential acquirers may offer more favorable terms or have greater financial resources available for potential acquisitions. Further effective September 28, 2021, amendments to SEC Rule 15c2-11 will be effective. OTC Markets has passed a rule that permits shell companies to trade for only 18 months; as a result, we believe this will increase competition for target businesses, may make it harder to complete acquisitions and may increase the costs. This competition may further limit our acquisition opportunities or raise the prices of acquisitions and make them less accretive, or possibly not accretive, to us. Failure to consummate future acquisitions could negatively affect our growth strategies.

The success of our acquisition strategy also depends on our ability to successfully integrate the operations of the acquired businesses with our existing operations and realize the anticipated benefits from the acquired businesses, such as the expansion of our existing operations, elimination of redundant costs and capitalizing on cross-marketing opportunities. Our ability to integrate and realize benefits can be negatively impacted by, among other things:

●	failure of an acquired business to achieve the results we expect;

●	diversion of our management’s attention from operational and other matters or other potential disruptions to our existing business;

●	difficulties incorporating the operations and personnel, or inability to retain key personnel, of an acquired business;

●	additional financial reporting and accounting challenges associated with an acquired business;

●	unanticipated events or liabilities associated with the operations of an acquired business;

●	loss of business due to customer overlap or other factors;

●	risks and liabilities arising from the prior operations of an acquired business, such as performance, operational, safety, workforce or other compliance or tax issues, some of which we may not have discovered or accurately estimated during our due diligence and may not be covered by indemnification obligations or available insurance; and

●	any difficulty or failure to obtain the requisite capital on terms acceptable to us or at all as needed to fund acquisitions.

There can be no assurance that we will be able to complete any acquisitions or, if we do, successfully complete the integration process for target companies without substantial costs, delays, disruptions or other operational or financial problems. We may not have access in the future to sufficient capital on favorable terms or at all. We may require additional capital to pursue acquisitions, fund capital expenditures, and for working capital needs, or to respond to changing business conditions. In addition, if we seek to incur debt, we may be required to agree to covenants that limit our operational and financial flexibility. If we pursue future debt or equity financings, we cannot be certain that such funding will be available on terms acceptable to us, or at all. Our inability to access additional capital could adversely affect our liquidity and may limit our growth and ability to execute our business strategy. Failure to successfully locate or acquire suitable businesses or integrate acquired businesses could adversely impact our business and prospects, and your investment in us could be harmed.

Our failure to perform sufficient due diligence prior to completing acquisitions could result in significant liabilities.

The growth of our business through acquisitions may expose us to risks, including the failure to identify significant issues and risks of an acquired business. A failure to identify or appropriately quantify a liability in our due diligence process could result in the assumption of unanticipated liabilities arising from the prior operations of an acquired business, some of which may not be adequately reserved and may not be covered by indemnification obligations. Since we anticipate that acquisition targets may be small privately-held companies that lack sophisticated records and financial statements, we may incur added risks. The assumption of unknown liabilities due to a failure of our due diligence could adversely affect our results of operations and financial position.

If we are not able to achieve our objectives for our business, the value of an investment in our company could be negatively affected.

In order to be successful, we believe that we must, among other things:

●	increase our market share and capabilities in each business segment in which we operate;

●	maintain efficiencies in operations;

●	land significant new contracts from a major customer. As of the date of this Report, that customer has not placed any significant orders with us;

●	locate, negotiate and consummate strategic acquisitions of businesses and assets which are compatible with our current and planned operations;

●	manage our operating expenses to sufficiently support operating activities;

●	maintain fixed costs at or near current levels; and

●	avoid significant increases in variable costs relating to labor, and marketing and providing our services to current and prospective customers.

We may not be able to meet these objectives, which could have a material adverse effect on our results of operations. We have incurred significant operating expenses in the past and expect to continue to incur significant operating expenses in the future and, as a result, will need to increase revenues in order to improve our results of operations. Our ability to increase sales will depend primarily on success in expanding our current market presence, acquiring other businesses that complement our current and planned operations, entering into strategic relationships with industry leaders, and adapting to and capitalizing on developments and trends in the technologies and infrastructure that form the foundation of our business. Our ability to successfully continue and grow our operations and implement our business strategy in turn depend on various factors, many of which are beyond our control, including, but not limited to, the continued demand for our services, the ability to price our services and offerings at competitive levels, the ability to establish and maintain relationships with customers, partners, employees and independent contractors in each region of North America in which we operate, the ability of our Company and the customers and industries we serve to keep up with and adapt to a rapidly changing technologic landscape in both the telecommunications and clean energy sectors.

We derive a significant portion of our revenues from master service agreements that may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all.

A substantial portion of our revenue is derived from master service agreements and long-term contracts, many of which do not require our customers to purchase a minimum amount of services. The majority of these contracts may be cancelled by our customers on short notice, regardless of whether or not we are in default under such agreements. In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any notice.

These agreements typically do not require our customers to assign a specific amount of work to us until a purchase order or statement of work is signed. Consequently, projected expenditures by customers are not assured until a definitive purchase order or statement of work is placed with us and the work is completed. Furthermore, a majority of our customers require competitive bidding of these contracts. As a result, we could be underbid by our competitors or be required to lower the prices charged under a contract being rebid. The loss of work obtained through master service agreements and long-term contracts or the reduced profitability of such work could adversely affect our business or results of operations.

Because we depend on independent contractors and suppliers, we may face an increase in our costs or liabilities, which may impair our ability to complete contracts on a timely basis, or at all.

We rely on third-party independent contractors to perform some of the work on our contracts. We also rely on third-party suppliers to provide equipment and materials needed to perform our obligations under those contracts. As we continue and grow our operations, we expect our need for these independent contractors (in addition to our human capital generally) to significantly increase. To the extent that we cannot engage independent contractors or suppliers, our ability to enter into or complete new contracts may be impaired. In addition, if a contractor or third-party supplier is unable to deliver its goods or services according to the negotiated terms for any reason, we may suffer delays and/or be required to purchase the services from another source at a higher price. We sometimes pay our independent contractors and suppliers before our customers pay us for the related services. If customers fail to pay us and we choose, or are required, to pay our independent contractors for work performed or pay our suppliers for goods received, it could have a material adverse effect on our, financial condition and results of operations. In addition, as we cannot control the actions of the third-parties with which we work on projects, if these third parties suffer business downturns, fail to meet their objectives or fail to adhere to customer specifications or comply with applicable laws or regulations, we may experience a resulting diminished revenue and decline in results of operations, or become exposed to liabilities.

Our business is subject to operational hazards and regulations that can result in significant liabilities and that may be exacerbated by certain geographies and locations where we perform services, and we may not be insured against all potential liabilities.

Due to the nature of services we provide and the conditions in which we and our customers operate, our business is subject to operational hazards and accidents that can result in significant liabilities. These operational hazards include, among other things, electricity, fires, explosions, leaks, collisions, mechanical failures, and damage from severe weather conditions and natural disasters. Furthermore, certain of our customers operate telecommunications infrastructure assets in locations and environments that increase the likelihood and/or severity of these operational hazards, including as a result of changes in climate and other factors in recent years. For example, some of the work we perform is underground, and some work is done on high elevation locations such as cell towers, rooftops and monopoles. With respect to services performed underground, if objects are present in the soil that are not detected or indicated to us by customers or others we work with on the project, our underground work could strike objects in the soil containing hazardous substances or pollutants that could result in a rupture and discharge of those materials and resultant harm and/or legal or regulatory violations. In such a case, we may be liable for fines and damages. Similarly, if a worker is performing work on a structurally compromised cell tower and the tower collapses, we could be subject to workers compensation, personal injury, property damage or wrongful death claims as a result of the event. We also often perform services in locations that are densely populated and that have higher value property and assets, such as the Northeastern United States and metropolitan areas, which can increase the impact of any of these hazards or other accidents.

Events arising from operational hazards and accidents may result in significant claims and liabilities. These claims and liabilities can arise through indemnification obligations to customers, claims sounding in tort or contract, and civil or criminal enforcement actions based upon statutory or regulatory violations, and such claims and liabilities can arise even if our operations are not the direct cause of the harm. Our exposure to liability can also extend for years after we complete our services, and potential claims and liabilities arising from significant accidents and events can take years and significant legal costs to resolve.

Potential liabilities include, among other things, claims associated with personal injury, including severe injury or loss of life, and destruction of or significant damage to property and equipment as well as harm to the environment, and other claims discussed above and can lead to suspension of operations, adverse effects to our safety record and reputation and/or material liabilities and legal costs. In addition, if any of these events or related losses are alleged or found to be the result of our or our customer’s activities or services, we could be subject to government enforcement actions, regulatory penalties, civil litigation and similar actions, including investigations, citations, fines and suspension of operations. Insurance coverage may not be available to us or may be insufficient to cover the cost of any of these liabilities and legal costs, and our insurance costs may increase if we incur liabilities associated with operational hazards. If we are not fully insured or indemnified against such liabilities and legal costs or an insurance provider or counterparty fails, refuses or is unable to meet its indemnification obligations to us, it could materially and adversely affect our business, financial condition, results of operations and cash flows. Further, to the extent our reputation or safety record is adversely affected, demand for our services could decline or we may be disqualified from performing certain work or operating in certain jurisdictions.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We may be exposed to liabilities that are unique to the services we provide, including due to hazards and risks described elsewhere in these Risk Factors. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. Moreover, due to interpretations of our insurance policies, we may be forced to sue an insurance carrier, and the results may result in a material uninsured loss. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Defects in work product resulting from or involving our services may give rise to claims against us, increase our expenses, or harm our reputation.

Our services in both the telecommunications and clean energy industries involve complex challenges and require high levels of planning and technical skill. While make efforts and implement policies, including robust employee training programs, in the hopes of mitigating risks of deficient work, our final work product may nonetheless contain defects. We do not have reserves for potential claims involving the results of our services, which could take the form of product liability, breach of express or implied warranty or breach of contract. The costs associated with such claims, including any legal proceedings, could adversely affect our financial condition and results of operations.

We typically provide contractual warranties for our services and materials, guaranteeing the work performed against, among other things, defects in workmanship, and we may agree to indemnify our customers for losses related to our services. These warranty periods are typically for one year but could be longer in the future and/or for certain projects or types of projects. Warranties can require us to re-perform the services and/or repair or replace the warranted item and any other facilities impacted thereby, at our sole expense, and we could also be responsible for other damages if we are not able to adequately satisfy our warranty obligations. In addition, we can be required under contractual arrangements with our customers to warrant any defects or failures in materials we provide. While we generally require materials suppliers to provide us warranties that are consistent with those we provide customers, if any of these suppliers default on their warranty obligations to us, we may incur costs to repair or replace the defective materials.

Furthermore, our business involves professional judgments regarding the planning, construction, operations and management of the infrastructure we build. Because our projects are often technically complex, our failure to make judgments and recommendations in accordance with applicable professional standards could result in damages. A significantly adverse or catastrophic event at a project site or completed project resulting from the services we performed could result in significant professional or product liability, personal injury (including claims for loss of life), property damage claims or other claims against us, as well as reputational harm. For example, a cellular carrier could allege that we caused lost profits or business or reputational damage based on periods of time in which the carrier could not provide services to their customers due to cell sites being offline. These liabilities could exceed our insurance limits or impact our ability to obtain third-party insurance in the future, and customers, independent contractors or suppliers who have agreed to indemnify us against any such liabilities or losses might refuse or be unable to pay us. As a result, warranty, professional malpractice and other related claims could have a material adverse impact on our business, financial condition, results of operations and cash flows.

If we cannot manage our growth effectively, our results of operations would be materially and adversely affected.

We have recently experienced significant growth following the August 2021 reverse merger and further growth as we raise additional capital. Businesses which grow rapidly often have difficulty managing their growth while maintaining their compliance and quality standards. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing additional executive and key personnel capable of providing the necessary support. There can be no assurance that our management, along with our staff, will be able to effectively manage our growth nor can there be any assurance that growth in our contracts or revenue will translate to an increase in revenue. Our failure to meet the challenges associated with rapid growth could materially and adversely affect our business and operating results.

If we are unable to attract and retain key personnel, our operations and prospects would be adversely affected.

If we lose the services of P. Kelley Dunne, our Chief Executive Officer, Brian Weis, our Chief Operating Officer, or Earl Scott, our Chief People Officer and Vice President of Workforce Development, each of whom have valuable experience in our industry and on whose leadership we rely to meet our objectives, our ability to execute our business plan could be materially impaired. Because Messrs. Dunne and Scott recently joined us when they left Novation, there is a risk that one or both may encounter friction with Brian Weis who previously was Mikab’s Chief Executive Office and is now our Chief Operating Officer. Further, our success depends on our ability to attract and retain highly qualified employees in such areas as construction, technology, finance, sales, marketing and human resources. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs. While our Veteran Workforce Program helps our staffing needs for the services we provide to customers, in order to meet our growth goals management anticipates having to double or even triple our operational workforce in the next 12 months, and the program will not sufficiently meet those needs, rendering outside hires and/or procurement of independent contractors necessary. If we lose the services of our executive management team or face difficulties in general, it could materially and adversely harm our business.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, and results of operations.

We use a significant number of independent contractors in our operations for whom we do not pay or withhold any federal, state or provincial employment tax. There are a number of different tests used in determining whether an individual is an employee or an independent contractor across jurisdictions and such tests generally take into account multiple varying factors that may not apply consistently to our operations across jurisdictions. Further, there can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors. For example, California recently enacted changes to treat “gig” economy workers as employees in many instances, demonstrating a trend towards narrowing the definition of independent contractor in that state. The United Sates and other states including New Jersey and New York may take similar adverse action with respect to employee classifications, or the United States Internal Revenue Service or other governmental authorities may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines, penalties or other liabilities on us. If we are required to pay employer taxes or other liabilities for prior or future periods for our independent contractors, our operating costs will increase, which could materially adversely impact our business, financial condition, results of operations and prospects.

Our customers in the telecommunications and clean energy industries are subject to the possibility of consolidation and rapid technological and regulatory change, and any inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, the majority of our revenue from customers in the telecommunications industry. Further, under our current business plan and pending ongoing negotiations with potential customers and partners, we expect to increasingly derive a portion of our revenue from the clean energy sector, with an initial focus on the installation, maintenance and related services for EV charging stations. Each of the telecommunications and clean energy industries is subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and other forms of digital data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them. Alternatively, our customers could perform more tasks internally, which would cause our business to suffer. Additionally, the telecommunications industry has been characterized by a high level of consolidation that may result in the loss of one or more of our customers, and the high saturation rate of the telecommunications industry may result in a reduced demand for our customers’ offerings, and in turn their need for our services could decline. Similarly, with only a handful of automobile manufacturers currently producing EVs, our prospects in that space remain subject to uncertainty, particularly if consolidations or collaborations take place that limit our ability to enter contracts to provide our services on favorable terms. Our failure to rapidly adopt and master new technologies as they develop in the industries we serve or the consolidation of one or more of our significant customers could adversely affect our results and plan of operations, which could materially harm your investment.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects.

Our customer base is highly concentrated, with 84% of our revenue derived from three customers in 2020, and 84% of our revenue derived from four customers in 2019. Further, during the first half of the fiscal year ending December 31, 2021 74% our revenue was derived from one customer. While we hope to develop a more diversified customer base in future periods, including potentially as a product of expanding our operations into the clean energy sector, there can be no assurance we can or will be successful in doing so. For example, in the telecommunications industry only three major wireless communications service providers make up a majority of the North American market, which number has been reduced over the years due to consolidations. Revenues under our contracts with significant customers may continue to vary from period to period depending on the timing or volume of work that those customers order or perform with in-house service organizations. A limited number of customers are expected to continue to comprise a substantial portion of our revenue for the foreseeable future.

Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could adversely affect our business, financial condition, results of operations and prospects. We could lose business from a significant customer for a variety of reasons, including:

●	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity that could reduce the amount of work we receive;

●	our performance on individual contracts or relationships with one or more significant customers could become impaired due to another reason, including the actions of employees and independent contractors, which may cause us to lose future business with such customers and, as a result, our ability to generate income would be adversely impacted;

●	key customers could slow or stop spending on initiatives related to projects we are performing for them due to increased difficulty in the markets as a result of economic downturns or other reasons; and

●	technological changes or other unanticipated developments in the telecommunications industry, the clean energy industry or other markets could adversely affect our customers and thereby harm our ability to generate revenue.

Since many of our customer contracts allow our customers to terminate the contract without cause and on relatively short notice, the occurrence of which could impair our business, financial condition, results of operations and prospects.

The specialty contracting services industry in which we operate is highly competitive.

We compete with other specialty contractors, including numerous local and regional providers, as well as several large national and international companies that may have financial, technical, and marketing resources exceeding ours. Many of our competitors have larger market share, better name recognition, more diverse products and services offerings, more experience and more capital and human resources than we do. For example, our competitors in the telecommunications infrastructure sector include public companies like Mastec, Inc., Dycom Industries, Inc., Spectrum Global Solutions, Inc., and Quanta Services, Inc. They have significantly more resources than we do. Additionally, many of our customers have and/or may establish or grow in-house operations that overlap or reduce their need for our services, or use us to subcontract projects for our prospective customers, rendering them both competitors and customers and our relationship subject to relative uncertainty as to sustainability and duration. For example, EV manufacturers may offer their customers at-home installations of charging stations, or generally perform installations without the use of outside service providers, which would diminish our potential market share and prospects.

Price is often the principal factor in determining which service provider is selected by our customers. If competitors underbid us to procure business, we could be required to lower the prices we charge in order to retain contracts. Additionally, there are relatively few barriers to entry, with the main requirement being technical skill and expertise and an adequate labor force (which can be outsourced to some extent), and many of our customers have the capability of insourcing large amounts of the work we perform. As a result, any organization with adequate financial resources and access to technical expertise may become a competitor. Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements. Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in price to our services, and we may not be able to maintain or enhance our competitive position. For example, we do not have any intellectual property rights or other exclusivity protections for our Veteran Workforce Program, so our competitors could employ our approach or one similar to limit or eliminate any competitive advantage we have with respect to skilled labor derived from our program. As a result of the competitive forces we face, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer. If we are unable to compete successfully in our markets, our business, financial condition and results of operations could be adversely affected.

Our engagements can require long implementations and engagement of outside personnel.

Our implementations can involve long periods for the delivery of telecommunications and clean energy infrastructure services. A successful implementation or other professional services project requires a close working relationship between us, the customer and often third-party consultants and systems integrators who assist in the process. These factors may increase the costs associated with completion of any given project, increase the timeline risks of collection of amounts due during implementations or other professional services projects, increase risks of delay of such projects and enhance the likelihood that customers will be unable or unwilling to pay on anticipated schedules or at all. Delays in the completion of a project may require that the revenues associated with such implementation or project be recognized over a longer period than originally anticipated, or may result in disputes with customers, other third-party project stakeholders regarding performance and payment as originally anticipated. Such delays in the implementation may cause material fluctuations in our operating results. In addition, customers may defer or abandon projects or portions of such projects and such deferrals or abandonments or significant delays in project progress and completion for any of the foregoing reasons could have a material adverse effect on our business and results of operations.

Amounts included in our backlog may not result in actual revenue or translate into profits and may be subject to cancellation and unexpected adjustments which makes our backlog an uncertain indicator of future operating results.

Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. A significant portion of our current 12-month backlog is attributable to master service agreements and other service agreements, which generally do not require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. The balance of our backlog is our estimate of work to be completed under contracts for specific projects. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. Additionally, our ability to estimate backlogs and revenue realization may become more difficult as we grow and acquire businesses. We have experienced and may experience postponements, cancellations and reductions in expected future work due to changes in our customers’ spending plans, market volatility, project delays and/or other factors. There can be no assurance as to our customers’ requirements or that actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our results of operations, cash flows and liquidity would be materially and adversely affected.

Our contracts or other engagements may require us to perform extra or change order work, which can result in disputes and adversely affect our financial condition, results of operations and prospects.

Our contracts and other engagements frequently require us to perform extra or change order work as directed by the customer, even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements or projections, the amount of any shortfall will reduce our future revenues and profits, which could adversely affect our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

Our profitability is dependent on delivering services within the estimated costs established when we price our contracts.

A significant portion of our services are provided under contracts that have discrete pricing for individual tasks. Due to the fixed price nature of the tasks, our profitability could decline if our actual cost to complete each task exceeds our original estimates, as pricing under these contracts is determined based on estimated costs established when we enter into the contracts. A variety of factors could negatively impact the actual cost we incur in performing our work, such as changes made by our customers to the scope and extent of the services that we are to provide under a contract, delays resulting from weather and the COVID-19 pandemic, conditions at work sites differing materially from those anticipated at the time we bid on the contract, higher than expected costs of materials and labor, delays in obtaining necessary permits, under-absorbed costs, and lower than anticipated productivity. An increase in costs due to any of these factors, or for other reasons, could adversely affect our results of operations.

Limitations on the availability of suppliers, independent contractors and equipment manufacturers that we depend on could adversely affect our business.

We rely on suppliers to obtain the necessary materials and independent contractors to perform portions of our services. We also rely on equipment manufacturers to provide us with the equipment required to conduct our operations, including a significant number of specialty vehicles. Limitations on the availability of suppliers, independent contractors or equipment manufacturers, or of the raw materials needed to product the equipment and materials we utilize, could negatively impact our operations, particularly in the event we rely on a single or small number of providers in a certain region or service type or in general. The risk of a lack of available suppliers, labor or equipment manufacturers can be heightened as a result of market, regulatory or economic conditions, including the current labor shortage affecting many businesses. Our Veteran Workforce program is designed to give us a competitive edge although no assurances can be given. For example, customers may expect or demand for us to engage a specified percentage of suppliers or contractors that meet unique requirements such as diversity-ownership, which can further limit our pool of available business partners and limit our ability to secure contracts, maintain our services or grow in those areas.

An increase in the price or restrictions on use of fuel, materials or equipment necessary for our business could adversely affect our business.

Under certain contracts, including where we have assumed responsibility for procuring materials for a project, we are exposed to price increases for materials such as copper and steel, which are used as components of supplies or materials utilized in all of our operations. In addition, our customers’ capital budgets can be negatively impacted by an increase in prices of certain materials. Commodity prices have increased as have the prices of products that use computer chips. Consumer prices rose 5% in May 2021 compared to May 2020 as the United States appears to be facing an inflationary period. Prices could be materially impacted by general market conditions and other factors, including global trade relationships. For example, recent changes to United States policies related to global trade and tariffs, as well as retaliatory trade measures implemented by other countries, have resulted in uncertainty concerning availability and pricing of certain commodities and goods important to our and our customers’ businesses, including steel and aluminum. Furthermore, some of our fixed price contracts do not allow us to adjust our prices and, as a result, increases in material or fuel costs could reduce our profitability with respect to such projects. Unfavorable fluctuations in the cost of materials we use could have a material adverse effect our results of operations.

Our business and operations, and the operations of our customers, may be adversely affected by disease outbreaks, epidemics or pandemics such as the COVID-19 pandemic.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases. The global spread of COVID-19 has created significant volatility, uncertainty and economic disruption, including significant volatility in the United States economy and financial markets. For example, our sales in the fourth quarter of 2020 and continuing to date have been adversely affected by computer chip shortages, as well as shortages in other materials, caused by the COVID-19 pandemic. This has resulted in at least $350,000 in work we have been unable to complete due to the shortages. Further, with the recent uptick in infections, COVID-19 may adversely affect our business in the future, since it could adversely affect its workforce and reduce customers demand or at least defer orders. The extent to which the COVID-19 pandemic could affect our business, operations, financial results will depend on numerous evolving factors that we may not be able to accurately predict, including the duration and scope of the pandemic and new information that may emerge concerning the severity and effect of COVID-19, the emergence of new strains of COVID-19, the development and availability of effective treatments and vaccines and the speed with which they are administered to the public as well as public resistance. Additional factors include governmental and business actions that have been in response to the pandemic, including mitigation efforts such as stay-at-home, shelter-in-place, social distancing, travel restrictions and other similar measures, as well as the impact of the pandemic on the United States economy, global economic and market activity and actions taken in response, including from governmental stimulus efforts.

A public health epidemic or pandemic, such as the COVID-19 pandemic, poses the risk that we or our employees, contractors, customers and/or business partners may be prevented from conducting ordinary course business activities for an indefinite period of time, including due to shutdowns or cancellations that may be mandated or requested by governmental authorities or others, or that the pandemic may otherwise interrupt or affect business activities. The COVID-19 pandemic has had a negative effect on our operations and industry, and this trend may continue. For example, while we were able to remain open during the pandemic as an “essential business,” industry-wide shortages of many of the materials and resources on which we rely to perform our services adversely affected some of our projects in 2020. It is currently unclear how long an economic recovery could take, and we cannot predict the extent or duration of potential negative effects on our operations. We cannot be certain that our mitigation efforts will prevent further disruption due to effects of the pandemic on business and market conditions. Additionally, we could be exposed to increased risks and costs associated with workplace health claims.

While many government restrictions have been relaxed and the economy has continued to open in more jurisdictions, the emergence of new and transmittable variants of COVID-19 appears to have led to a possible resurgence of the virus, particularly in populations with low vaccination rates and has resulted in new restrictions in certain geographies and among certain businesses. The ultimate extent, duration and impact of the COVID-19 pandemic is uncertain, the effects of which could be significant, and we cannot predict or quantify with any certainty the extent to which it could adversely affect our future financial condition and results of operations.

During the ordinary course of our business, we are subject to lawsuits, claims and other legal proceedings, as well as bonding claims and related reimbursement requirements.

We may in the future be named as a defendant in lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. These actions may seek, among other things, compensation for alleged personal injury (including claims for loss of life), workers’ compensation, employment discrimination, sexual harassment, workplace misconduct, wage and hour claims and other employment-related damages, compensation for breach of contract, negligence or gross negligence or property damage, environmental liabilities, multiemployer pension plan withdrawal liabilities, punitive damages, consequential damages, and civil penalties or other losses or injunctive or declaratory relief. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts, and, in some instances, we are allocated risk through our contract terms for actions by our customers, independent contractors or other third parties. Because our services in certain instances can be integral to the operation and performance of our customers’ infrastructure, we may become subject to lawsuits or claims for any failure of the systems that we work on or damages caused by accidents and events related to such systems, even if our services are not the cause of such failures and damages. We could also be subject to civil and criminal liabilities, which could be material. Insurance coverage or reserves, if any, may not be available or may be insufficient for these lawsuits, claims or legal proceedings. The outcome of any allegations, lawsuits, claims or legal proceedings, as well as any public reaction thereto, is inherently uncertain and could result in significant costs, loss of contracts or business relationships, damage to our brands or reputation and diversion of management’s attention from our operations. Payments of significant amounts, even if reserved, could materially and adversely affect our business, financial condition and results of operations.

In addition, some customers, particularly in connection with public projects, require us to post performance and payment bonds. These bonds provide a guarantee that we will perform under the terms of a contract and pay our subcontractors and vendors. If we fail to perform, the customer may demand that the surety make payments or provide services under the bond, and we must reimburse the surety for any expenses or outlays it incurs. To the extent reimbursements are required, the amounts could be material and could adversely affect our consolidated business, financial condition, results of operations or cash flows.

A failure, outage, or cybersecurity breach of our technology systems or those of third-party providers may adversely affect our operations and financial results.

We are dependent on information technology systems to manage our operations, engage with our customers and other third parties with whom we do work, and to enhance the efficiency and efficacy of the services we offer. Our use of these information technology systems frequently entails recording, transmitting, storing, and protecting sensitive Company, employee, and customer information. A cybersecurity attack on these information technology systems may result in financial loss, including potential fines and damages for failure to safeguard data, and may negatively impact our reputation or customer relationships. Additionally, many of our customer contracts can be terminated if we fail to adequately protect their information. The third-party systems of our business partners on which we rely could also fail or be subject to a cybersecurity attack. Any of these occurrences could disrupt our business or the delivery of services to our customers, result in potential liabilities including in connection with consequent litigation or government enforcement proceedings, cause or entitle customers or other third parties to the terminate contracts with us, distract management’s attention from operating our business, cause significant reputational damage, or otherwise have a material adverse effect on our financial results or business. We may also need to expend significant additional resources to protect against cybersecurity threats or to address actual breaches or to redress problems caused by cybersecurity breaches. There can be no assurance that cybersecurity threats would not cause material harm to our business and our reputation which could reduce the value of your investment in us.

Risks Related to our Telecommunications Infrastructure Operations

A variety of issues could affect the timing or profitability of our projects, which may result in additional costs to us, reductions or delays in revenues, the payment of liquidated damages or project termination.

Our telecommunications infrastructure services business is dependent upon projects that can be cyclical in nature and are subject to risks of delay or cancellation. Additionally, we or our strategic partners may underestimate the costs of a project when determining pricing or unforeseeable expenses may arise that undercut or eliminate profits from a project. The timing of or failure to obtain contracts, delays in awards of, start dates for or completion of projects, the cancellations of projects and reduced revenue or a loss from a project can result in significant periodic fluctuations in our business, financial condition, results of operations and cash flows. Many of our telecommunications projects involve challenging planning, permitting, procurement and construction phases that occur over extended time periods, sometimes several years, and we have encountered and may in the future encounter project delays, additional costs or project performance issues as a result of, among other things:

●	inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project, which can result in increased costs, through rework, replacement or otherwise, or the payment of liquidated damages to the customer or contract termination;

●	failure to accurately estimate project costs or accurately establish the scope of our services;

●	failure to make judgments in accordance with applicable specifications or standards;

●	unforeseen circumstances or project modifications not included in our cost estimates or covered by our contract for which we cannot obtain adequate compensation, including concealed or unknown environmental, geological or geographical site conditions and technical problems such as planning or structural issues;

●	changes in laws or permitting and regulatory requirements during the course of our work;

●	delays in the delivery or management of required site or project analysis and information, equipment or materials;

●	our or a customer’s failure to timely obtain permits or rights of way or meet other permitting, regulatory or environmental requirements or conditions;

●	schedule changes;

●	natural disasters or emergencies, including wildfires and earthquakes, as well as significant weather events and adverse or extreme weather conditions;

●	difficult terrain and site conditions where delivery of materials and availability of labor are impacted or where there is exposure to harsh and hazardous conditions;

●	protests, legal challenges or other political activity or opposition to a project;

●	changes in the cost of equipment, commodities, materials or labor including due to inflation, cyber-attacks or supply or labor shortages; and

●	delay or failure to perform by suppliers, contractors or other third parties, or our failure to coordinate performance of such parties; and

●	economic factors including recessions where customers are forced to reduce spending.

Many of these difficulties and delays are beyond our control and can negatively impact our ability to complete the project in accordance with the required delivery schedule or achieve our anticipated margin on the project. Delays and additional costs associated with delays may be substantial and not recoverable from third parties, and in some cases, we may be required to compensate the customer for such delays, including in circumstances where we have guaranteed project completion or performance by a scheduled date and incur liquidated damages if we do not meet such schedule.

Furthermore, we generate a significant portion of our revenues under fixed price contracts which often involve complex pricing, scope of services and other bid preparation components that require challenging estimates and assumptions on the part of our personnel, which increases the risk that costs incurred on such projects can vary, sometimes substantially, from our original estimates and cause us to realize lower than expected returns or experience a loss on the project. To the extent our costs on a project exceed our revenues, we incur a loss. Additionally, performance difficulties can result in project cancellation by a customer and damage to our reputation or relationship with a customer, which can adversely affect our ability to secure new contracts. As a result, additional costs or penalties, a reduction in our productivity or efficiency or a project termination in any given period can have a material adverse effect on our business, financial condition, results of operations and cash flows.

Unanticipated delays due to adverse weather conditions, global climate change and difficult work sites and environments may slow completion of our contracts, impair our customer relationships and adversely affect our business, financial condition, results of operations and prospects.

Because much of our work in the telecommunication sector is performed outdoors and is nationwide, our business is impacted by extended periods of inclement weather and is subject to unpredictable weather conditions, which could become more frequent or severe if general climate changes occur. Inclement weather is generally more likely to occur during winter in Northern states, and the summer in Southern states. Adverse weather conditions can result in project delays or cancellations, potentially causing us to incur additional unanticipated costs, reductions in revenues or the payment of liquidated damages under contracts. In addition, some of our contracts require that we assume the risk that actual site conditions vary from those expected. Significant periods of bad weather typically reduce profitability of affected contracts, both in the current period and during the future life of affected contracts, which can negatively affect our results of operations in current and future periods until the affected contracts are completed.

Some of our projects involve complex procurement and construction phases that may occur over extended time periods, sometimes up to several years. We may encounter difficulties in planning or implementation, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain easements or rights-of-way or other requisite private or public approvals, permits or similar documentation, weather-related delays, delays by independent contractors in completing their portion of the project and other factors, some of which are beyond our control, but which may impact our ability to complete a project within the original delivery schedule. In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay. We may not be able to recover any of these costs. Any such delays, cancellations, defects, errors or other failures to meet customer expectations could result in damage claims substantially in excess of revenue associated with a project. These factors could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to maintain existing relationships or secure new contracts.

Uncontrollable events such as industry-wide or economic downturns could adversely affect the telecommunications industry and reduce demand for our services.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to events that are beyond our control such as general downturns in the United States economy as well a regional and global economies. The wireless and wireline telecommunications industry are cyclical in nature and vulnerable to general downturns in the United States and international economies. Our customers are affected by economic changes that decrease the need for or the profitability of their services. This can result in a decrease in the demand for our services and potentially result in the delay or cancellation of projects by our customers. Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for services could affect our customers and their capital expenditure plans. As a result, some of our customers may elect to defer or cancel pending projects. A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels. This risk is magnified by the limited number of customers on which we rely to generate the vast majority of our revenue.

In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services. Our plan for growth depends on expanding our company in North America, including through acquisitions of other businesses operating in the same space but in different geographic locations or having different business relationships that provide us with opportunity for market expansion. If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the telecommunications industries in those areas, we may not be able to carry out our growth strategy, which could harm your investment in us.

If the telecommunications market does not expand as we expect or experiences adverse consequences, including due to forces beyond our control our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results.

Our future success as a provider of fiber and wireless telecommunications infrastructure services depends on the continued growth of demand for fiber and wireless broadband and, in particular, the continued expansion in the United States and in our other markets of customer networks. As part of that growth, we anticipate that demand for voice, video, and other digital data delivered over high-speed connections will continue to increase in terms of both geographic range and connection strength. Funding under governmental programs such as RDOF also serves as a driver of industry growth, particularly in rural areas of the United States. For example, the Biden Administration has announced plans to provide up to $100 billion in federal funding for broadband expansion and improvement projects. There are no assurances that any final legislation will include this item. However, if this demand does not increase or if its growth slows or ceases, including due to the lack of expected funding for public projects or other opportunities, then the need for enhanced high-speed bandwidth using infrastructure we help install, improve and maintain may not persist. Currently, demand for high-speed broadband capabilities and access is increasing but future growth may be limited by several factors, including, among others: (1) relative strength or weakness of the local, United States and global economies, (2) a reduction in demand for our customer’s product or service offerings, (3) an uncertain regulatory environment including with respect to federal funding programs currently underway or being contemplated, (4) uncertainty on the size of implementation of the planned federal infrastructure spending legislation, (5) uncertainty regarding long-term sustainable business models as multiple industries, such as the cable, wireless and satellite industries, offer competing connectivity and content delivery solutions, and (6) the possibility of technological advancements or developments that could render our services or the industry we serve partially or completely obsolete. The telecommunications market also has experienced periods of overcapacity, some of which have occurred even during periods of relatively high network usage and bandwidth demands. If any of the factors described above were to occur and cause growth in demand for telecommunication infrastructure and thereby for our services to slow, stop or reverse, our business, financial condition and operating results would be negatively affected.

Technological change may adversely affect the telecommunications industry and our customers’ spending on the services we provide.

We currently generate all of our revenue from customers in the telecommunications industry. This industry has been and continues to be impacted by rapid technological change. These changes may affect our customers’ spending on the services we provide, or could render our services or the technology on which the infrastructure we build is based obsolete. Further, technological change in the telecommunications industry not directly related to the services we provide may nonetheless affect the ability of one or more of our customers to compete effectively, which could result in a reduction or elimination of their use of our services. Any reduction, elimination or delay of spending by one of our customers on the services we provide, or a technological change adversely affecting the telecommunications industry as a whole as it pertains to our service offerings or in general, could adversely affect our revenues, results of operations, and liquidity.

Opportunities with government contracts could subject us to increased regulation and costs and may pose additional risks relating to future funding and compliance.

Most government contracts are awarded through a regulated competitive bidding process, which can often be more time consuming than the bidding process for non-governmental projects. Additionally, involvement with government contracts could require a significant amount of costs to be incurred before any revenues are realized. We are also subject to numerous procurement rules and other public sector regulations when we contract with certain governmental agencies, any deemed violation of which could lead to fines or penalties or a loss of business. Government agencies routinely audit and investigate government contractors and may review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. If a government agency determines that costs were improperly allocated to specific contracts, such costs will not be reimbursed or a refund of previously reimbursed costs may be required. If a government agency alleges or proves improper activity, civil and criminal penalties could be imposed and serious reputational harm could result. Many government contracts must be appropriated each year, and without re-appropriation we would not realize all of the potential revenues from any awarded contracts. Additionally, United States government shutdowns or any related understaffing of the government departments or agencies that interact with our business could result in program cancellations, disruptions and/or stop work orders, could limit the government’s ability to effectively progress programs and make timely payments, and could limit our ability to perform on United States government contracts and successfully compete for new work.

Risks Related to our Clean Energy Infrastructure Operations

Our prospects in the clean energy sector must be considered light of the fact that we are a new market entrant with no operating history in the industry from which to evaluate our prospects.

We have not commenced material operations in the clean energy infrastructure. Our initial focus within this business segment will be in constructing and providing related services with respect to EV charging stations, a particularly niche area which is already populated by businesses with more experience and expertise and resources than we have, as well as established relationships and footholds in certain areas. Further, the widespread use of EVs in the United States, and the resultant need for services such as ours to install and service charging stations, is still developing. Further, even if we meet our initial objectives in clean energy, beginning with EV charging stations, if we fail to manage our growth or deploy capital and human resources effectively, we could ultimately fail in this sector. There can be no assurance that our investment of time and capital into our clean energy infrastructure operations will generate material revenue, in which case your investment could be at risk.

Our future growth and success in the building and servicing EV charging stations will be dependent upon consumers’ demand for EVs in an automotive industry that is generally competitive, cyclical and volatile.

If the market for electric vehicles, develops more slowly than expected, or if demand for EVs decreases in our markets or our vehicles compete with each other, our business, prospects, financial condition and operating results may be harmed.

While governments such as the federal government and California are seeking to eliminate gas vehicles and large manufacturers have said they will cease manufacturing gas vehicles as early as 2030 and more broadly in the next decade, a change of administration or challenges faced at the federal level could slow down the widespread elimination of gas vehicles. For example, while the Biden administration has demonstrated an interest in catalyzing widespread adoption of EV vehicle manufacture and usage, a number of potential obstacles stand in the way of these policies, include uncertainty as to legislative support and consumer sentiment surrounding EVs and the appropriate role of government in their adoption. As a result, the market for our services, which is dependent upon the market for EVs, could be negatively affected by numerous factors, such as:

●	perceptions about EV features, quality, safety, performance and cost;

●	perceptions about the limited range over which electric vehicles may be driven on a single battery charge, and access to charging facilities which remain limited;

●	competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

●	volatility in the cost of oil and gasoline, such as wide fluctuations in crude oil prices;

●	government regulations and economic incentives including the effect of future oil and gas industry lobbying; and

●	consumer spending and general economic trends, including the possibility that EVs on which our operations in this segment rely will not be purchased in sufficient volumes to support growth in the industry.

The EV infrastructure market is characterized by rapid technological change.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology on which our initial clean energy operations will be based. As EV technologies change, we may need to upgrade or adapt our operations and introduce new services in order to remain competitive, which could involve substantial costs. Even if we are able to keep pace with changes in technology our expenses could increase, our market share or ability to obtain a material market share may be diminished, and gross margins could be adversely affected. If we are unable to devote adequate resources to meet customer requirements and respond to technological change in the industry on a timely basis or otherwise remain competitive, we could see a decline in revenue or prospects, experience operating losses in the segment or overall, and our business and prospects will be materially and adversely affected.

We may be required to defend or insure against product liability claims in connection with our work with EV charging stations.

The automobile industry generally experiences significant product liability claims, and as such we may face the risk of such claims in the event our work or the charging stations we install do not perform or are claimed to not have performed as expected. The EV charging stations we install may be involved in accidents resulting in death or personal injury, which events may be the subject of significant public attention. As a result of such occurrences, we could face claims arising from or related to misuse or claimed failures of such new technologies and the part we played in their installation and use. For example, EVs use lithium batteries which can occasionally spontaneously combust and cause significant personal injury or property damage, which we could be accused of causing through our installation or maintenance services with respect to the charging stations that charge the batteries. An example of this risk surfaced in July 2021 when General Motors recalled 69,000 of its Chevron Bolt EVs in response to multiple defects resulting in battery fires in these vehicles. Even if we believe we had no or a limited part to play in such an accident, we could nonetheless face litigation, regulatory action or indemnification claims, any of which could divert significant financial or human resources from our operations.

Because EV is relatively new technology, market participants often rely on a limited number of suppliers and manufacturers for charging stations, and delays or losses of the requisite machinery could harm our revenue and profitability with respect to projects.

Members of the EV industry, including our prospective customers and partners, frequently rely on a limited number of suppliers to manufacture EV charging stations, including in some cases only a single supplier for some products and components. This reliance on a limited number of manufacturers increases risks of stakeholders such as us, since there are not currently proven reliable alternatives or replacement manufacturers in many cases and geographic areas without incurring undue expense and delay. In the event of interruption or loss of a project, we may suffer a loss, especially if a project is cancelled or volume is reduced. Thus, our business could be adversely affected if one or more of manufacturers or suppliers is impacted by any interruption or loss at a particular location.

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, the demand for EVs could diminish. In addition, the EV fueling model is different than gas or other fuel models, requiring behavior change and education of influencers, consumers and others such as regulatory bodies. Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations. For example, fuel which is abundant and relatively inexpensive in the United States, such as compressed natural gas, may emerge as preferred alternative to petroleum-based propulsion. Regulatory bodies may also adopt rules that favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. This may impose additional obstacles to the purchase of EVs or the development of a more ubiquitous EV market. If any of the above cause or contribute to consumers or businesses to no longer purchase EVs or purchase them at a lower rate, it would materially and adversely affect our business, operating results, financial condition and prospects.

Risks Related to our Labor and the Veteran Workforce Program

Our business is labor-intensive, and we may be unable to attract, train, retain and ensure the productivity of employees or to pass increased labor and training costs to our customers.

We are highly dependent upon our ability to locate, employ, train, retain, and ensure the productivity of skilled personnel to operate our business. Given the highly specialized work we perform, many of our employees receive training in, and possess, specialized technical skills that are necessary to operate our business and maintain productivity and profitability. While our Veteran Workforce Program assists us with these challenges, we cannot be certain that we will be able to maintain and ensure the productivity of the skilled labor force necessary to operate our business, including through use of employees and/or outsourcing to independent contractors. We anticipate a rapid and dramatic increase in the need for skilled labor during the next 12 months to achieve our growth goals which our Veteran Workforce Program alone will not sufficiently provide for. Our ability to sufficiently staff our operations depends on a number of factors, such as the general rate of employment, competition for employees possessing the skills we need, the general health and welfare of our employees, which has been impacted by the COVID-19 pandemic, and the level of compensation required to hire, train and retain qualified employees. In addition, the uncertainty of contract awards and project delays can also present difficulties in appropriately sizing our skilled labor force. Furthermore, due to the fixed price nature of the tasks in our contracts, we may be unable to pass increases in labor and training costs on to our customers or justify costs incurred by revenues received. If we are unable to attract, train or retain qualified employees or outside personnel in a cost effective manner, we could experience a reduction or delay in revenue from projects, we could experience problems staffing projects and resultant harm to our reputation and customer relations, and our results of operations and your investment in us could be materially adversely affected.

We may be unable to secure independent contractors to fulfill our obligations, or our independent contractors may fail to satisfy their obligations to us, either of which may adversely affect our relationships with our customers or cause us to incur additional costs.

There currently is a serious shortage of employees in some businesses. This shortage may be attributable to rising labor costs, government unemployment benefits or a combination of these or other factors. These factors may also affect independent contractors.

We contract with independent contractors to manage fluctuations in work volumes and reduce the amounts that we would otherwise expend on other operational needs. If we are unable to secure qualified independent contractors with adequate labor resources at a reasonable cost, or at all, we may be delayed or unable to complete our work under a contract on a timely basis, or at all, and the cost of completing the work may increase. For example, we intend to use significant financial and human resources, including proceeds we are able to raise, to expand our operations both organically and through the acquisition of businesses and assets, which will require us to rely more heavily on independent contractors as opposed to employees trained internally than we currently do. In addition, we may have disputes with these independent contractors arising from, among other things, the quality and timeliness of the work they have performed. While we engage in a vetting process in selecting independent contractors, we may incur additional costs to correct shortfalls in the work performed by independent contractors or in liabilities or losses that arise from their work and safety procedures they follow, which we have less control over than our own employees and may be below our or industry standards. Any of these factors could negatively impact the quality of our service, our ability to perform under certain customer contracts, and our relationships with our customers, which could adversely affect our results of operations.

We maintain our workforce based upon current and anticipated workloads, and we could incur significant costs and reduced profitability from overestimation of need resulting in underutilization of our workforce if there is a significant reduction in the level of services we provide or if contract awards are delayed or not received.

Our estimates of future performance and results of operations depend, among other factors, on whether and when we receive new contract awards and enter into contemplated business arrangements, which affect the extent to which we are able to utilize our workforce. The rate at which we utilize our workforce is affected by a variety of factors, including our ability to forecast the need for our services, which is necessary for us to maintain an appropriately sized workforce, our ability to transition employees from completed projects to new projects, our ability to manage attrition and our need to devote resources to non-chargeable activities such as training or business development. Further, given our goals of acquiring multiple different businesses and entering a variety of strategic relationships over the next 12 months and beyond, we face a unique challenge in our ability to accurately anticipate future staffing needs. While our estimates are based upon our good faith judgment, professional knowledge and experience, these estimates may not be accurate and can frequently change based on newly available information and developments. In the case of large-scale projects where timing is often uncertain, it is particularly difficult to predict whether and when we will receive a contract award. The uncertainty of timing of contract awards, business acquisitions and strategic alliances with teaming partners can present difficulties in matching our workforce size to our project needs. If an expected contract award is delayed or not received, we could incur costs resulting from over hiring and/or underutilization of our workforce, redundancy of facilities, materials or equipment, or from efforts to adjust our workforce and/or operations, which could reduce our profitability and cash flows.

We can incur compliance costs or liabilities or suffer negative financial or reputational impacts arising from regulations or problems related to workers and the workplace.

Our operations are inherently hazardous and subject to extensive laws and regulations relating to the maintenance of safe conditions in the workplace. While we have invested, and will continue to invest, resources in our occupational health and safety programs, our industry involves a high degree of operational risk, and there can be no assurance that we will avoid significant liability exposure. Although we have taken precautions designed to mitigate this risk, we may suffer serious accidents, including fatalities. Further, while immigration laws require us to take certain steps to confirm the legal status of our labor force and avoid employing illegal immigrants, we may nonetheless unknowingly employ illegal immigrants in violation of these laws and regulations. As a result of these events, we could be subject to substantial penalties, criminal prosecution or civil litigation, including claims for bodily injury or loss of life, that could result in substantial costs and liabilities. In addition, if our safety record were to substantially deteriorate over time or we were to suffer numerous penalties or criminal prosecution for violation of health and safety regulations, our customers could cancel our contracts and elect to procure future services from other providers. Similarly, reputational harm resulting from these issues could deter prospective employees, contractors and others from working with us. Unsafe work sites also have the potential to increase employee turnover, increase the costs of projects for our clients, and raise our operating costs. Any of the foregoing could have a material adverse impact on our business, financial condition, results of operations and cash flows.

For example, OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by OSHA and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in excavation and demolition work, may apply to our operations. We incur capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future from violations of health and safety regulations, including, in extreme cases, criminal sanctions. Our customers could cancel existing contracts and not award future business to us if we were in violation of these regulations. Our ability to service our customers could be damaged if we were not able to successfully avoid or resolve such issues arising under OSHA or other health or safety matters, which could lead to a material adverse effect on our results of operations, cash flows and liquidity.

If we experience increases in healthcare costs it could adversely affect our financial results.

The costs of providing employee medical and other benefits have steadily increased over a number of years due to, among other things, rising healthcare costs and legislative requirements. Because of the complex nature of healthcare laws, as well as periodic healthcare reform legislation adopted by Congress, state legislatures, and municipalities, we cannot predict with certainty the future effect of these laws on our employee healthcare costs. Competitive and market forces have also caused general compensatory and benefits packages to increase over time, as have increases in metrics such as costs of living, with varying degrees among the regions in which we operate. Continued increases in healthcare costs or additional costs created by future health care reform laws or other laws or regulations affecting employee benefits adopted by Congress, state legislatures, or municipalities could adversely affect our results of operations and financial position.

Risks Related to our Common Stock

If we are not successful, you may lose your entire investment.

Prospective investors should be aware that if we are not successful in our business, their entire investment in the Company could become worthless. Even if the Company is successful, we can provide no assurances that investors will derive a profit from their investment. We cannot guarantee the proceeds raised in any future securities offerings, which will be dilutive to our current investors, will be sufficient for us to grow our operations both organically and through our planned acquisition strategy or to establish material revenue growth. If we are not successful, you may lose your entire investment.

The future issuance of equity or of debt securities that are convertible into equity may dilute your investment and reduce your equity interest.

We are seeking to raise $15,000,000 through the sale of convertible notes and warrants. If we are successful, investors in that offering will own approximately 50% of the Company assuming cash exercise of the warrants which would provide us with an additional $15,000,000 in cash which terms are still being determined and remain subject to change. The Notes will be convertible beginning upon effectiveness of our planned reverse split. We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into shares including the Warrants issued to the Related Party Lenders, our stockholders will be diluted. Future issuances of our Common Stock or other equity securities, or the perception that such sales may occur, could adversely affect the prevailing market price of our Common Stock and impair our ability to raise capital through future offerings of equity or equity-linked securities.

There is currently a limited trading market for the Company’s Common Stock.

Our Common Stock is quoted on the OTC Pink Market under the symbol “PHBR.” However, there is currently a limited trading market in our Common Stock, and we cannot give an assurance that a consistent, active trading market will develop. The OTC Pink Market is generally very illiquid. While our plan is to seek the listing of our Common Stock on a leading national securities exchange, because of the reverse merger, we will need a full fiscal year of operations after the Mikab closing before we can uplist to a national securities exchange. However, if we are able to close a $40 million firm commitment public offering, this limitation will not apply and we may be listed earlier.

If an active market for our Common Stock develops, there is no assurance that such market will be maintained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.

Furthermore, there is a significant risk that our stock price may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

●	Variations in our quarterly operating results;

●	Announcements that our revenue or income is below analysts’ expectations;

●	General economic downturns;

●	Sales of large blocks of our Common Stock; and

●	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

Our Common Stock may be considered a “penny stock”, and thereby be subject to additional sale and trading regulations that may depress the price of our Common Stock.

Our Common Stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) it trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national securities exchange which excludes the Pink Market or the OTCQB and OTCQX; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” rules of the SEC. For example, SEC Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Our Board may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Following the filing of the Charter Amendment, our Certificate of Incorporation will authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, with $0.000001 par value per share, with such designation rights and preferences as may be determined from time to time by the Board. Our Board is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company. Following the second step of the Transaction described elsewhere in this Report, we will have 3,094,503.4 shares of Series A.

Because our principal stockholders own 94.2% of our voting power, other stockholders’ voting power may be limited.

As of August 12, 2021, former Mikab and Novation stockholders own Preferred Stock which pursuant to the Exchange Agreement and subject to the occurrence of certain corporate events will convert into approximately 94.2% of our outstanding Common Stock. If we are able to raise $15,000,000, that percentage will be reduced to 47%. Assuming full exercise of the warrants. If such stockholders act together, they may have the ability to have a substantial influence on matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, the ownership of such stockholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our Common Stock. Some or all of the principal stockholders may have a conflict of interest with respect to one or more actions or transactions involving the Company, and these stockholders may make decisions that are adverse to your interests.

Common Stock eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. As of the date of this Report, a total of 11,034,000 shares may be sold under Rule 144 by public stockholders. Another 18 million shares of Common Stock become eligible for sale in December 2021. Generally, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement, although because we are a former shell, we must be current in filing our Quarterly and Annual Reports. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements as well as the current reporting requirement. Because the Company was a shell as of the time of the Transaction, Rule 144 has two modifications to the above provisions. First for 12 months following the Closing any purchasers of Common Stock will be subject to a 12 month holding period. Secondly, Rule 144 will only be available if the Company has filed all required Form 10-Qs and 10-Ks. Future sales of substantial amounts of our Common Stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time-to-time, and could impair our ability to raise capital through sales of equity or equity-related securities. In addition, the market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market or the perception that these sales may occur.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the accompanying notes, as well as the sections of this Report titled “Business” and “Risk Factors.” The following overview provides a summary of our business and industry as more specifically described, including with respect to the risks and uncertainties inherent in our business, in the above-referenced sections of this Report.

Overview

Prior to the Transaction, the Company was a shell company with no operations. Following the Transaction, we provide specialty contracting services to market participants in the telecommunications and clean energy industries and infrastructure build throughout the United States. A proportion of our workforce is staffed through a unique in-house program through which we hire and train military veterans to provide construction and maintenance services to our customers, and we also hire employees with skill and experience in our fields and use third party independent contractors for our operations.

Our business consists of fiber construction and 5G wireless construction, which are collectively grouped into the broader category of telecommunications infrastructure and consist of construction and maintenance and related services with respect to fiber optic cables, wireless cell towers and 5G small and macro cells, site planning and installation and related services for clean energy systems, with an initial focus on EV charging stations, and workforce development with respect to our unique in-house training program to support the services we provide.

Telecommunications Developments

Our strategy is to work with strategic partners to benefit from increased demand for network bandwidth in the United States from both private and public market participants and stakeholders. Developments in consumer and business applications within the telecommunications industry increase demand for greater wireline and wireless network capacity and reliability. Telecommunications network operators are increasingly deploying fiber optic cable and wireless technology deeper into their networks and closer to consumers and businesses in order to respond to consumer demand, competitive realities, and public policy movements. Additionally, the federal and state governments in the U.S. have demonstrated enhanced financial commitments to building out America’s telecommunications infrastructure in the coming years.

The following analysis is primarily focused on our telecommunications operations. Additionally, unless otherwise indicated, the analysis and amounts set forth below pertain to Mikab’s financial information. Management has determined that this approach is necessary to an understanding of the Company’s business at this stage of its development.

Entrance into the Clean Energy Business

With respect to our planned operations in the clean energy sector, we intend to leverage our existing workforce and their skillsets along with our business relationships to enter into this growing market. Our initial focus in the clean energy sector will be on electronic vehicles (EVs). Many automobile manufacturers have either began or voiced their intentions to begin increasing their manufacturing efforts on producing EVs, and many have committed to switch away from gas powered vehicles in the decades to come. While management is hopeful that we can be successful in the clean energy sector, we have not generated material revenue from these operations as of the date of this Report.

Customer Relationships

Our customer relationships and the revenue we generate therefrom are highly centralized in a small number of telecommunications providers. During the fiscal year ended December 31, 2020, 93.5% of our total contract revenues were derived from seven customers, including 53.7% from a single customer. During the fiscal year ended December 31, 2019, 90.4% of our total contract revenues were derived from seven customers, including 45.1% from the same customer.

We perform a majority of our services under master service agreements and other contracts that contain customer-specified service requirements. These agreements include discrete pricing for individual tasks. In many cases, a customer may terminate or prevent the renewal an agreement for convenience or within a relatively short period of time. Historically, multi-year master service agreements have been awarded primarily through a competitive bidding process; however, occasionally we are able to negotiate extensions to these agreements. We provide the remainder of our services pursuant to contracts for specific projects. These contracts may be long-term (with terms greater than one year) or short-term (with terms less than one year).

Results of Operations

Fiscal Year ended December 31, 2020 Compared to year ended December 31, 2019

Gross sales for the fiscal year ended December 31, 2020 decreased to $4,713,541 from gross sales of $5,487,489 in the fiscal year ended December 31, 2019. The decrease was primarily attributable to a reduction in work orders under our contracts with major customers compared to the prior period. Management believes that a portion of this reduction was caused by economic uncertainty and hardship created by the COVID-19 pandemic in 2020, including supply shortages which hindered our ability to perform our obligations and generate revenue under certain contracts beginning in the fourth quarter of 2020 and continuing to date.

Net income in the fiscal year ended December 31, 2020 increased to $418,917 when compared to $342,863 the prior fiscal year. The increase was primarily due to the forgiveness of a Paycheck Protection Program (“PPP”) loan of $351,370 received by the Company in 2020. Our operating expenses remained relatively stable between the fiscal years ended December 31, 2020 and 2019.

Cost of sales for fiscal year ended December 31, 2020 was $3,277,920, a decrease from $3,808,538 in the fiscal year ended December 31, 2019. This decrease correlated to the reduction in gross sales during the relevant periods.

Revenue from our customers is obtained from purchase orders submitted from time to time. Accordingly, the Company’s ability to predict orders in future periods or trends affecting orders in future periods is limited. The Company’s ability to predict revenue has become further limited by potential disruption to its supply chains or changes in customer ordering patterns due to COVID-19. The Company’s ability to recognize revenue in the future for its backlog of customer orders will depend on the Company’s ability to manufacture and deliver products to the customers and fulfill its other contractual obligations. Additionally, significant uncertainty exists surrounding our future revenue prospects given our dependence on a limited number of customers for the vast majority of our revenue, as demonstrated by the above table for the fiscal years ended December 31, 2020 and 2019.

Fiscal Quarter Ended March 31, 2021 Compared to the Fiscal Quarter Ended March 31, 2020

During the fiscal quarter ended March 31, 2021, our revenue was $1,345,655, almost all construction income, compared to $1,114,630.

Our cost of goods sold was $926,358 and general and administrative expenses were $318,334 in the quarter ended March 31, 2021 cost of goods sold of $845,260 in the quarter ended March 31, 2020. During the fiscal quarter ended March 31, 2021, our net income was $112,299 compared to a net loss of $49,993 for the first quarter of 2020.

Liquidity and Capital Resources

As of July 31, 2021, Mikab had $1,246,282 of cash. Our liquidity is primarily derived from revenue from accounts receivable from our contracts with customers, although management anticipates a larger proportion of our capital resources to be derived from financing transactions in future periods, particularly as we seek growth capital to fund our acquisition efforts in the next 12 months.

We are relying upon completing the convertible note and warrant offering. Assuming we are able to raise at least $7,000,000, we believe we will have sufficient capital to meet our working capital requirements beyond the next 12 months. The Company intends to utilize its available cash primarily for its continued operations and organic growth. However, in order to execute our business plan, which involves making strategic acquisitions of businesses in the telecommunications and clean energy industries and expanding our resources for our Veteran Workforce Program, we will need to raise at least an additional $8,000,000. We anticipate meeting our working capital and growth capital requirements will be dilutive to our current stockholders.

Cash Flows from Operating Activities

Net cash provided by operating activities for the fiscal year ended December 31, 2020 totaled $644,413. Cash provided by operations included net operating income of $67,547 and a $351,370 expense reimbursement relating to the forgiveness of our PPP loan, partially offset when compared to the prior period by a decrease in net accounts receivable by $128,268. In the fiscal year ended December 31, 2019, our net cash provided by operating activities was $253,267, including $342,863 from net operating income.

Net cash provided by operating activities for the fiscal quarter ended March 31, 2021 totaled $236,865.

Cash Flows from Investing Activities

Our net cash used in investing activities in the fiscal year ended December 31, 2020 was $28,256 when compared to $43,262 in the fiscal year ended December 31, 2019, in each case in connection with the acquisition of fixed assets.

Cash Flows from Financing Activities

For the fiscal year ended December 31, 2020, the net cash used in financing activities by the Company was $312,519 in connection with distributions to stockholders, repayment of related party loans and premiums paid for certain stockholders’ life insurance. For the fiscal year ended December 31, 2019, net cash provided by financing activities was $70,222 consisting of loan proceeds received from related parties partially offset by distributions to stockholders and payment of certain stockholders’ life insurance.

Significant Accounting Policies and Recent Accounting Pronouncements

Please see the notes to our financial statements included in this Report for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 - Revenue from Contracts with Customers (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Corporation to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Corporation applied prior to the adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity in 2019.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied, and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Corporation expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Corporation determines are within the scope of ASC 606, the Corporation performs the following five steps: (i) identifies the contracts with a customer; (ii) identifies the performance obligations within the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenue when, or as, the Corporation satisfies each performance obligation.

Customers are billed as work is completed and accepted. Extended contracts are billed in segments as completed. The amount of unbilled work in process at the end of a period is immaterial to the financial statements taken as a whole. If a contract has been completed and accepted but not billed at the end of the year, the contract price is accrued as sales in the year completed. Year end sales accruals were $83,545 at December 31, 2020 and $128,438 at December 31, 2019.

PROPERTIES

We lease office, warehouse and storage space in Dumont, New Jersey. Except for the lease for our office space and warehouse which terminates on September 30, 2029, each of these leases terminate on December 31, 2025. We use the premises for administrative purposes and to store equipment, vehicles and supplies. In the fiscal year ended December 31, 2020 we paid a total of $170,400 in rent under these leases.

Mikab Properties, LLC, 29 Aladdin Avenue Realty, LLC, 75 Second Street Realty, LLC and Mikab Realty, LLC are landlords under one of the Company’s building leases. These landlords are entities which are owned by Brian Weis and certain family trusts. Additionally, David Hauck, a principal stockholder, officer and director designee is a 20% owner of Mikab Properties, LLC. See the section of this Report titled “Transactions with Related Persons” for more information.

In addition, prior to the closing of the Transaction Mikab entered into a lease from for office space in Leeburg, Virginia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of August 12, 2021, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Mikab Corporation, 21 Omaha Street, Dumont, NJ 07628, Attention: Corporate Secretary.

Title of Class (1)	Name of Beneficial Holder	Amount of Beneficial Ownership (2)	Percentage Beneficially Owned (2)
Named Executive Officers and Directors: (3)
Common Stock	P. Kelley Dunne (4)	482,579,871	30.6%
Common Stock	Brian Weis (5)	259,850,700	16.5%
Common Stock	David Hauck (6)	148,486,114	9.4%
Common Stock	Ross Dimaggio (7)	80,390,570	5.1%

Common Stock	All directors and executive officers as a group (6 persons) (3)	1,157,538,805	73.4%

5% Shareholders:
Common Stock	John Sheridan (8)	334,093,757	21.2%
Common Stock	Earl Scott (9)	222,729,171	14.1%
Common Stock	Weis Exemption Trust (10)	111,364,586	7.1%
Common Stock	DR Shell LLC (11)	80,390,570	5.1%
Common Stock	Novation Enterprises, LLC (12)	185,607,643	11.8%

(1)	Does not include information regarding the holders of more than 5% of shares of Series A as a separate class. The holders of Series A vote together with the holders of Common Stock on all matters on an as converted basis.

(2)	Based on 29,034,000 shares of Common Stock outstanding as of August 12, 2021 and gives effect to the issuance of a total of 3,152,571.4 shares of Series A in connection with the Transaction, for a total voting power of 1,576,285,714 shares of Common Stock to be outstanding following the completion of the Transaction and the issuance of the Series A. Each share of Series A will be convertible into 500 shares of Common Stock and the holders of the Series A will have the right to vote with the Common Stock on an as-converted basis on all matters submitted to a vote or consent by the shareholders. Beneficial ownership is determined in accordance with Rule 13d-3 and 13d-5 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted in the footnotes to this table. Does not include shares issuable upon the exercise of the Warrants issued to the Related Party Lenders since the Warrants are not exercisable within 60 days.

(3)	Does not include director designees to be appointed pursuant to the Exchange Agreement.

(4)	Mr. Dunne is our Chief Executive Officer and a director. Includes (i) 296,972,229 shares of Common Stock issuable upon conversion of 593,944.5 shares of Series A to be issued to Mr. Dunne and (ii) 185,607,643 shares of Common Stock issuable upon conversion of 371,215.3 shares of Series A to be issued to Novation, an entity which Mr. Dunne controls.

(5)	Mr. Weis is our Chief Operating Officer. Includes (i) 148,486,114 shares of Common Stock issuable upon conversion of 296,972.2 shares of Series A to be issued to Mr. Weis, and (ii) 111,364,586 shares of Common Stock issuable upon conversion of 222,729.2 shares of Series A to be issued to Weis Exemption Trust, of which Mr. Weis is a trustee. Mr. Weis is a Related Party Lender.

(6)	Mr. Hauck is the Operation Officer of Mikab. Constitutes the shares of Common Stock issuable upon conversion of 296,972.2 shares of Series A to be issued to Mr. Hauck.

(7)	Mr. DiMaggio is a director and former Chief Executive Officer. Includes (i) 18,000,000 shares of Common Stock held by DR Shell LLC, and (ii) 623,906 shares of Common Stock issuable upon conversion of 124,781.14 shares of Series A to be issued to DR Shell LLC following the Transaction. Mr. DiMaggio is the manager of DR Shell LLC and shares the management and ownership with David Unger who is a Related Party Lender.

(8)	Mr. John Sheridan is the Trustee of the Wesley R. Weis Family Dynast Trust and the Miriam C Weis Family Dynasty Trust. Address is 1 DeWolf Road Old Tappan, NJ 07675. Mr. Sheridan has the sole voting and dispositive power with respect to the shares to be issued to these trusts.

(9)	Mr. Scott is the Chief People Officer and Vice President of Workforce Development and a director designee. Constitutes the shares of Common Stock issuable upon conversion of 442,458.3 shares of Series A to be issued to Mr. Scott. Mt. Scott is a Related Party Lender.

(10)	Constitutes the shares of Common Stock issuable upon conversion of 222,729.2 shares of Series A to be issued to the trust. Mr. Weis, our Chief Operating Officer, and Miriam Weis, his mother, share voting and dispositive power as the trustees of the trust.

(11)	Includes 62,390,570 shares of Common Stock issuable upon conversion of 124,781.14 shares of Series A to be issued to DR Shell LLC following the Transaction. Address is 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, FL 33410. Mr. DiMaggio is the manager of DR Shell LLC and shares voting and investment power with David Unger, a Related Party Lender.

(12)	Constitutes the shares of Common Stock issuable upon conversion of 371,215.3 shares of Series A to be issued to Novation. P. Kelley Dunne is the manager and has voting and investment power.

DIRECTORS AND EXECUTIVE OFFICERS.

The following is a list of our directors and executive officers. All directors serve one-year terms or until each of their successors are duly qualified and elected. The officers are elected by the board of directors.

Name	Age	Title
P. Kelley Dunne	55	Chief Executive Officer; Director
Brian Weis	50	Chief Operating Officer; Director Designee*
Ross DiMaggio	50	Director
Jose L. Mercado, Jr.	51	Director Designee*
Earl Scott	60	Chief People Officer; Vice President of Workforce Development; Director Designee*
Keith Eckert	56	Chief Financial Officer
David Hauck	53	Operations Officer

*	Designated as a director pursuant to the Exchange Agreement, subject to compliance with Rule 14f-1.

P. Kelley Dunne. Under the Exchange Agreement P. Kelley Dunne was appointed Chief Executive Officer and a director of the Company. Mr. Dunne has served as the Chief Executive Officer of Novation since February 2012 and resigned from that role upon becoming Chief Executive Officer of the Company. He was appointed a director because of his role as Chief Executive Officer and his knowledge of the industry.

Brian Weis. Under the Exchange Agreement Brian Weis was appointed Chief Operating Officer of the Company. Mr. Weis will also be designated to serve as a director subject to compliance with SEC Rule 14f-1. Mr. Weis has served as the President of Mikab since September 2002 and resigned from that role upon becoming the Chief Operating Officer of the Company. He was designated a director because of his role as Chief Operating Officer and his knowledge of the industry.

Earl Scott. Under the Exchange Agreement Earl Scott was appointed as the Chief People Officer and Vice President of Workforce Development of the Company. He will also be designated to serve as a director of the Company, pending compliance with SEC Rule 14f-1. Mr. Scott previously served as Senior Advisor & Consultant for Novation from 2019 to 2021. From 2018 to 2020, Mr. Scott served as Founder and Chairman of gymGo. From 2012 to 2021, Mr. Scott served as Co-Founder and Vice Chairman of Warriors4Wireless. From 2014 to 2017, Mr. Scott served as Executive Vice President of Utilities Services for MasTec Communications. From 1992 to 2014, Mr. Scott served as Founder and Chief Executive Officer of DYNIS Inc. From 1983 to 1992, Mr. Scott served as the Systems Engineer at IBM and United States Department of Navy. He was designated a director because of his experience and his knowledge of the industry.

Keith Eckert. Under the Exchange Agreement Mr. Eckert was appointed Chief Financial Officer of the Company. Mr. Eckert served as the Chief Financial Officer and VP/PE Ventures of Preakness Consulting Group from 2015 to 2021.

Ross DiMaggio. Ross DiMaggio has served as the Company’s Chief Executive Officer and director since December 9, 2020. Mr. DiMaggio also serves as our Treasurer and Secretary, and served as our Principal Financial Officer until the closing of the Transaction. He shares control of our Former Principal Stockholder. Prior to his appointment, Mr. DiMaggio served as a partner at DRC Partners, LLC, a merchant banking and strategic advisory firm focused on providing expert advisory services to address the needs of privately and publically-held companies, since February 2009. From February 2019 through July 2019, Mr. DiMaggio was a managing director of Noble Financial Group, broker-dealer where he provided advice on investor relations and the launch of a proprietary platform. Mr. DiMaggio has been the manager of Switchback Capital LLC, an investment fund since December 7, 2018.

Jose Mercado. Pursuant to the Exchange Agreement, Jose Mercado will be designated to serve as a director subject to compliance with SEC Rule 14f-1. Mr. Mercado has served as owner and President at Thunderbolt Solutions, LLC, a logistics and software development company, since 2018. Prior to that, Mr. Mercado served as Director of Operations at ASRC Federal, Mission Solutions. He was designated a director because he is a service disabled minority veteran with substantial relevant industry experience.

David Hauck. David Hauck has served as Operations Officer at Mikab since 1981.

Family Relationships

Other than the wife of Jose Mercado, a director designee, being the cousin of Brian Weis, our Chief Operating Officer and a director designee, there are no family relationships among our directors or officers.

Director Independence

Our Board has determined that Jose Mercado, a director designee, is independent under the Nasdaq Stock Market listing rules.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, or other committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or other committees.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at PhoneBrasil International, Inc., PO Box 36 Dumont, NJ 07628, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience on public company boards or the investment community, and experience on operating growing businesses particularly in the industries we serve. The Company understands that the SEC has approved the Nasdaq Stock Market’s new diversity rule and will seek to comply with it. The Company has confirmed that Mr. Scott is African American and Mr. Mercado is Hispanic and therefore each qualifies as a designated minority under the Rule.

Board Leadership Structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for the Company. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing our business and marketing plans and continuing and managing our growth – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of our business.

EXECUTIVE COMPENSATION

Set forth below is the information regarding the compensation paid, distributed or accrued by us for the fiscal year ended December 31, 2021 and the fiscal year ended December 31, 2020 to our Chief Executive Officer (principal executive officer) serving during the last fiscal year and the three other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”). In accordance with SEC rules, the determination of Named Executive Officers gives effect to the Transaction and reflects compensation paid to applicable individuals by Mikab during the periods covered.

Summary Compensation Table

Name and Principal Positions (a)	Fiscal Year (b)	Salary $ (c)	Bonus $ (d)	All Other Compensation $ (i)		Total $ (j)
Brian Weis (1)	2020	$166,420.50	$100,000	$30,000	(4)	$296,442.50
Chief Operating Officer	2019	$155,027.40	$30,000	$30,000	(4)	$215,027.40

Ross Dimaggio (2)	2020	$0	$0	$0		$0
Former Chief Executive Officer

David Hauck (3)	2020	$160,827.71	$100,000	$25,000	(4)	$285,827.71
Operation Officer	2019	$156,718.66	$30,000	$25,000	(4)	$211,718.66

(1)	Represents amounts paid to Mr. Weis by Mikab prior to the Transaction closing. As a result of the Transaction, Mr. Weis was appointed our Chief Operating Officer.

(2)	Mr. Dimaggio is our former Chief Executive Officer. He resigned from that role upon the closing of the Transaction. He did not receive any compensation during the periods covered as the Company was inactive. As of December 31, 2019, the Company did not have any officers.

(3)	Represents amounts paid to Mr. Hauck by Mikab prior to the Transaction closing. Mr. Hauck is the Operation Officer of Mikab.

(4)	Represents insurance and other benefits realized during the period covered.

Named Executive Officer Employment Agreements

Mikab employed Brian Weis and David Hauck pursuant to oral employment agreements. Prior to the Transaction, Mr. Weis received an annual salary of $166,420.50 and a car allowance of $1.031.25 per month, which was recently increased to $1,288.80 per month. Mr. Hauck received an annual salary of $160,827.71. We expect to enter into formal Employment Agreements with P. Kelley Dunne, Brian Weis, Earl Scott and Keith Eckert with annual base salaries in the range of $275,000 - $300,000. The other benefits and compensation to these executive officers is expected to include medical, dental and related insurance benefits and car payments.

Termination Provisions

As of the date of this Report, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a Named Executive Officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of such Chief executive Officer, or a change in control of the Company or a change in his responsibilities.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2020, we did not have outstanding any unexercised options, stock or other equity incentive plan awards.

Director Compensation

To date, we have not paid our director any compensation for services on our Board.

Equity Compensation Plan Information

The Company does not have any securities authorized for issuance or outstanding under an equity compensation plan or equity compensation grants made outside of such a plan.

TRANSACTIONS WITH RELATED PERSONS

Set forth below is a brief description of the transactions since January 1, 2019 in which the Company was a participant and in which any director or executive officer of the Company, any known 5% or greater stockholder of the Company or any immediate family member of any of the foregoing persons, had a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.

Ross DiMaggio, director of the Company, shares beneficial ownership of the Former Principal Stockholder which held approximately 96.65% of the Company’s capital stock prior to the Transaction and holds approximately 5.1% of the Company’s capital stock as a result of the Transaction. The Former Principal Stockholder is a party to the Exchange Agreement and agreed to cancel 9,000,000 shares of its Preferred Stock in order to facilitate the closing. Pursuant to the Exchange Agreement, the Company agreed to pay the Former Principal Stockholder $300,000 upon the earlier of (i) closing of financings of at least $7,000,000 or December 31, 2021. The Former Principal Stockholder also agreed to vote its Common Stock and Preferred Stock as directed by a majority of the former Mikab stockholders until they receive their 94.2% ownership allocation.

As described in the section of this Report titled “Properties,” each of Mikab Properties, LLC (“Mikab Properties”), 29 Aladdin Avenue Realty, LLC (“Aladdin”), 75 Second Street Realty, LLC (“75 Second Street”) and Mikab Realty, LLC (“Mikab Realty”) is a landlord under one of the Company’s building leases. Each of these entities are owned by certain of the Company’s principal stockholders, including Brian Weis, our Chief Operating Officer and director designee and a principal stockholder, and certain family trusts in which Mr. Weis and certain of his family members are trustees and/or beneficiaries. Additionally, David Hauck, a principal stockholder, officer and director designee, is a partial owner of Mikab Properties, LLC. The total rent paid by the Company under these leases was $170,400 in 2020 and $161,400 in 2019. The terms of each lease are summarized as follows:

●	The Mikab Properties lease is dated November 3, 2009. This lease is for our Dumont, New Jersey warehouse and administrative offices and has a term of 20 years ending on September 30, 2029. Under this lease, the Company pays Mikab Properties monthly rent of $6,500. The annual rent is subject to adjustment for inflation.

●	The Aladdin lease is dated January 1, 2021. Under this lease the Company rents general office and storage space located in Dumont, New Jersey. This lease is for a term of 60 months ending December 31, 2026. Monthly rent is $3,100 in 2021 increasing each year to $3,489 in 2025.

●	The 75 Second Street lease is dated January 1, 2021. Under this lease the Company rents storage space in Dumont, New Jersey for a term of 60 months ending December 31, 2025. Monthly rent is $1,200 in 2021 increasing each year to $1,311 in 2025.

●	The Mikab Realty lease is dated January 1, 2021. Under this lease the Company rents storage space in Dumont, New Jersey. This lease is for a term of 60 months ending December 31, 2025. Monthly rent is $1,200 in 2021, $1,236 in 2022, $1,273 in 2023, $1,273 in 2024, and $1,311 in 2025.

Additionally, some of our principal stockholders, directly and through their affiliated entities, own capital stock in New Jersey Tower Service Inc., Mikab Equipment Sales Inc., and L&W Engineering Corp. These entities provided equipment and services to the Company in exchange for payment by the Company of a total of $235,297 in 2020 and $318,869 in 2019.

During the period from May 27, through August 11, 2021, certain insiders (the “Related Party Lenders”) made a total of $430,000 of bridge loans to a Mikab subsidiary. It was intended that the loans were payable with 12% interest upon the earlier of the closing of the Transaction or September 1, 2021. The Related Party Lenders have agreed to defer payment until the closing of the first financing following the closing of the Transaction. In addition, the Company agreed to issue the lenders Warrants to purchase a number of shares of common stock equal to 20% of the principal or a total of 86,000 shares (post-split assuming a 1-for-100 reverse split). The Warrants will be exercisable at $2.00 subject to the split adjustment beginning November 1, 2021 for a period expiring August 10, 2026. The Related Party Lenders are Brian Weis ($30,000), an entity controlled by Brian Weiss ($150,000), Earl Scott ($150,000) and David Unger (a member of the Former Principal Stockholder).

During the fiscal year ended December 31, 2019, the Company borrowed $170,000 from Wesley Weis, a family member of our Chief Operating Officer. The total amount owed by the Company to Mr. Weis as of July 31, 2021 is $464,078.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not listed on any securities exchange, and is quoted on the OTC Pink Market under the symbol “PHBR.” Because our common stock is not listed on a securities exchange and its quotations on OTC Pink are limited and sporadic, there is currently no established public trading market for our Common Stock. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The following table reflects the high and low closing sales information for our common stock for each fiscal quarter during the fiscal years ended December 31, 2020 and 2019 and interim period. This information was obtained from OTC Pink and reflects inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	COMMON STOCK MARKET PRICE
	HIGH	LOW
Fiscal Year Ended December 31, 2019:
First Quarter	$0.009	$0.005
Second Quarter	$0.005	$0.0041
Third Quarter	$0.015	$0.0041
Fourth Quarter	$0.01004	$0.0094

	COMMON STOCK MARKET PRICE
	HIGH	LOW
Fiscal Year Ended December 31, 2020:
First Quarter	$0.0228	$0.006
Second Quarter	$0.05	$0.006
Third Quarter	$0.0326	$0.009
Fourth Quarter	$0.077	$0.0183

	COMMON STOCK MARKET PRICE
	HIGH	LOW
Fiscal Year Ending December 31, 2021:
First Quarter	$0.116	$0.04305
Second Quarter	$0.135	$0.055

Holders

As of July 31, 2021, there were approximately 43 stockholders of record of the Company’s Common Stock. We believe that additional beneficial owners of our Common Stock hold shares in street name.

Shares Eligible for Future Sale

Of the outstanding shares of Common Stock of the Company, 11,034,000 shares can be sold under Rule 144. Additionally, 18,000,000 shares held by DR Shell LLC can be sold beginning in December 2021 unless Ross Dimaggio remains a control person of that entity as of that time. The remainder cannot be sold under Rule 144 until 12 months have passed since this Report and the other requirements of Rule 144(i)(1)(ii) have been satisfied, including the Company being current in its SEC periodic reporting obligations.

Generally, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement, although because we are a former shell, we must be current in filing our Quarterly and Annual Reports. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements as well as the current reporting requirement. Because the Company was a shell as of the time of the Transaction, Rule 144 has two modifications to the above provisions. First for 12 months following the closing any purchasers of Common Stock will be subject to a 12 month holding period. Secondly, Rule 144 will only be available if the Company has filed all required Form 10-Qs and 10-Ks.

An officer, director or other person in control of the Company may sell after 12 months with the following restrictions: (i) the Company is current in its SEC filings, (ii) certain manner of sale provisions, (iii) the filing of a Form 144, and (iv) volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the applicable sale and who has owned such shares of common stock for at least one year may sell the shares under Rule 144 without regard to any of the limitations described above.

Such shares may be sold outside of the United States. Further, such shares may be sold to purchasers in the United States under Section 4(a)(1) of the Securities Act if paid for more than two years ago and if the seller is not an affiliate of the Company. However, some broker-dealers and transfer agents will not accept legal opinion relying on Section 4(a)(1).

RECENT SALES OF UNREGISTERED SECURITIES

Other than the issuance of securities in the Transaction described in Item 3.02 of this Report, which description is incorporated herein by reference, there were no unregistered sales of the Company’s securities which were not previously reported in the Company’s prior SEC filings.

DESCRIPTION OF REGISTRANT’S SECURITIES

Capital Stock

Presently, we have 300,000,000 shares of Common Stock which are authorized and 29,034,000 shares which are outstanding. Following the Charter Amendment increasing our authorized capital stock, our authorized capital stock will consist of 1,650,000,000 shares of Common Stock, par value $0.000001 per share, and 10,000,000 shares of “blank check” Preferred Stock, par value $0.000001 per share. Upon the filing of the Charter Amendment and the Certificate of Designation on August 27, 2021, our outstanding Preferred Stock will be exchanged for Series A as described below. As of August 12, 2021, 29,034,000 shares of our Common Stock and 10,000,000 shares of our Preferred Stock were issued and outstanding. We will cancel our existing Preferred Stock and designate and issue Series A Preferred Stock in connection with the Transaction. The terms of the Series A are described below.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which stockholders may or must vote, including the questions presented for approval or ratification at our annual meeting of stockholders. However, an amendment of our Certificate of Incorporation requires the affirmative vote of a majority of the total voting power for approval. Our Common Stock do not carry cumulative voting rights, and holders of more than 50% of the Common Stock (on a fully-diluted basis including the as-converted voting rights of the Series A described below) have the power to elect all directors and, as a practical matter, to control the Company. Holders of our Common Stock are not entitled to special preemptive or redemption rights.

Series A Convertible Preferred Stock

In connection with the Transaction, the Company will designate and issue 3,094,503.4 shares of Series A to the former Mikab stockholders and our current Principal Stockholder. Each share of Series A will be convertible into 500 shares of Common Stock.

The holders of the Series A will have the right to vote with the Common Stock on an as-converted basis, or into a total of 1,547,251,714 votes (on a pre-Reverse Split basis). The Series A will rank pari passu with the Common Stock with respect to dividends and distributions. The Series A will be issued as part of a reclassification of the existing Preferred Stock which will be cancelled.

Warrants

As of the date of this Report, the Company has agreed to issue Warrants to purchase a total of 86,000 shares (post-split assuming a 1-for-100 reverse split). The Warrants will be exercisable at $2.00 subject to the split adjustment beginning November 1, 2021 for a period expiring August 10, 2026.

Proposed Reverse Stock Split and Reincorporation

We intend to seek stockholder approval of the Reverse Split in the range of one-for-25 to one-for-100 as the Board of the Company will later determine, subject to clearance with FINRA. The ultimate goal of the Reverse Split is to allow for sufficient number of authorized but unissued Common Stock to enable us to raise capital and engage in strategic acquisitions and to cease being a penny stock, although we cannot predict the future price after we effect the Reverse Split. However, following reverse stock splits, the market price often declines.

Upon effectiveness of a Reverse Split, the Series A will automatically convert and the Mikab stockholders will own 14,848,611 shares of Common Stock representing 94.2%, the Former Principal Stockholder will own 803,906 shares of Common Stock representing 5.1%, and the public investors will own 110,340 shares representing 0.7%. These numbers are subject to proportional adjustment if the Reverse Split is less than one-for-100.

In addition, we plan to obtain stockholder approval to reincorporate in Delaware from New Jersey where we are presently domiciled. Our Board believes being incorporated in Delaware is in the best interests of our stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New Jersey Business Corporation Act (the “NJBCA”) provides that a New Jersey corporation has the power to indemnify a “corporate agent” (defined as any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, (i) if such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful.

The NJBCA further provides that such indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

Our Bylaws provide that the Company shall, to the fullest extent permitted by the NJBCA, indemnify any and all persons whom it shall have power to indemnify the NJBCA from and against any and all of the expenses, liabilities or other matters referred to in or covered by the NJBCA.

The Company also entered into indemnification agreements with its directors and officers. The indemnification agreements contractually obligate the Company to provide to the directors and officers indemnification similar in scope to that provided for in the Bylaws of the Company and the NJBCA.

Item 3.02 Unregistered Sales of Equity Securities.

On August 12, 2021, the Company consummated the Transaction under the Exchange Agreement, whereby 9,000,000 shares of the Company’s Preferred Stock were issued to the Mikab stockholders and the Company agreed to subsequently cancel the existing Preferred Stock and issue a total of 3,094,503.4 shares of Series A to the former Mikab stockholders and the Former Principal Stockholder as part of a reclassification. The disclosure in Item 1.01 is incorporated herein by reference. The issuances of the foregoing securities were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Exchange Agreement, on August 12, 2021 Mr. Ross DiMaggio resigned as Chief Executive Officer of the Company, and each of Messrs. P Kelley Dunne, Brian Weis, Earl Scott and Keith Eckert were appointed as officers of the Company. Further, Mr. P. Kelly Dunne was appointed a director of the Company and, pending compliance with Rule 14f-1, each of Messrs. Brian Weis, Earl Scott and Jose Mercado were also appointed as directors of the Company. The biographical information and employment terms for each of these individuals is set forth in Item 2.01 under “Directors and Officers” which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the closing of the Transaction described in Items 1.01 and 2.01 of this Report, which description is incorporated by reference in this Item 5.06 of this Report K, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 23, 2021 the Company’s Board and the Former Principal Stockholder acted by written consent in lieu of a meeting to ratify prior charter amendments and to approve the Charter Amendment. More information on these matters is available on our Definitive Information Statement on Form 14C filed with the SEC on August 3, 2021.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Incorporation, as amended	10-12G	6/12/20	3.1
3.1(b)	Certificate of Correction filed January 27, 2021	10-K	3/16/21	3.1(b)
3.2	Amended and Restated Bylaws	10-12G	6/12/20	3.2
10.1	Form of Share Exchange Agreement*				Filed
10.2	Amendment to Letter of Intent dated May 28, 2021	8-K	6/4/21	10.1
10.3	Stock Purchase Agreement dated December 7, 2020	10-K	3/16/21	10.1
10.4	Letter Agreement dated December 9, 2020	10-K	3/16/21	10.2
10.5	Promissory Note issued to Custodian Ventures, LLC	10-12G/A	7/9/20	10.1
23.1	Consent of Independent Registered Public Accounting Firm				Filed
99.1	Audited Financial Statements of Mikab Corporation for the Fiscal Years ended December 31, 2020 and 2019				Filed
99.2	Unaudited Financial Statements of Mikab Corporation for the Fiscal Quarter ended March 31, 2021				Filed
99.3	Pro Forma Financial Information of Mikab Corporation				Filed
104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document

*	Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHONEBRASIL INTERNATIONAL, INC.

Date: August 12, 2021	By:	/s/ P. Kelley Dunne
		Name:	P. Kelley Dunne
		Title:	Chief Executive Officer